                             [VF CORPORATION LOGO]

                                 VF CORPORATION

                                                                  March 17, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of VF Corporation, which will be held on Tuesday, April 20, 1999, at the Joseph S. Koury Convention Center, Guilford Ballroom, Holiday Inn Four Seasons, 3121 High Point Road at Interstate 40, Greensboro, North Carolina, commencing at 10:30 a.m. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

     At the meeting, shareholders will be asked to (i) elect three directors,
(ii) re-approve certain material terms of the Corporation's Executive Incentive Compensation Plan to preserve the full deductibility for Federal income tax purposes of payments made under the Plan (the "EIC Plan Proposal"), (iii) approve amendments to the Corporation's 1996 Stock Compensation Plan to increase the maximum number of shares of restricted stock or restricted stock units that may be awarded to any individual in any calendar year and increase the number of shares of Common Stock authorized for issuance under the Plan by 2.9 million shares and re-approve certain other material terms of the Plan (the "Stock Compensation Plan Proposal") and (iv) consider such other matters as may properly come before the meeting.

     Your Board of Directors recommends a vote FOR the election of the persons nominated to serve as directors, FOR the EIC Plan Proposal and FOR the Stock Compensation Plan Proposal. Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     Your interest and participation in the affairs of the Corporation are most appreciated.

                                          Sincerely,

                                          /s/ M.J. McDonald
                                          M.J. McDonald
                                          Chairman, President and
                                          Chief Executive Officer

                             [VF CORPORATION LOGO]

                                 VF CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 20, 1999

                                                                  March 17, 1999

To the Shareholders of VF CORPORATION:

     The Annual Meeting of Shareholders of VF Corporation will be held at the Joseph S. Koury Convention Center, Guilford Ballroom, Holiday Inn Four Seasons, 3121 High Point Road at Interstate 40, Greensboro, North Carolina, on Tuesday, April 20, 1999, at 10:30 a.m., for the following purposes:

     (1) to elect three directors to hold office until the 2002 Annual Meeting of Shareholders;

     (2) to re-approve certain material terms of the Corporation's Executive Incentive Compensation Plan so that compensation paid in accordance with the Plan will continue to be fully deductible by the Corporation for Federal income tax purposes;

     (3) to approve amendments to the Corporation's 1996 Stock Compensation Plan to increase the maximum number of shares of restricted stock or restricted stock units that may be awarded annually to any participant to 50,000 and increase the number of shares of Common Stock available for future grants by 2.9 million shares and to re-approve certain other material terms of the Plan relating to eligibility and performance goals; and

     (4) to transact such other business as may properly come before the meeting and at any adjournments thereof.

     A copy of the Annual Report for 1998 is enclosed for your information.

     Only shareholders of record as of the close of business on March 2, 1999 will be entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors

                                                  Candace S. Cummings

                                             Vice President-Administration,
                                             General Counsel and Secretary

                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT

         FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF VF CORPORATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of VF Corporation to be voted at the Annual Meeting of Shareholders of the Corporation on April 20, 1999 and at any adjournment or adjournments of the meeting (the "Meeting") for the purposes described in the foregoing notice of the Meeting. Proxies validly executed by shareholders and received by the Corporation prior to the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, a proxy will be voted (1) for the election of the three nominees proposed for election as directors, (2) for re-approval of certain material terms of the Corporation's Executive Incentive Compensation Plan (the "EIC Plan Proposal"), and (3) for approval of amendments to the Corporation's 1996 Stock Compensation Plan to increase the maximum number of shares of restricted stock or restricted stock units that may be awarded annually to any participant to 50,000 and increase the number of shares of Common Stock available for future grants by 2.9 million shares, and re-approval of certain other material terms of the Plan relating to eligibility and performance goals (the "Stock Compensation Plan Proposal").

     The securities entitled to vote at the Meeting consist of shares of Common Stock and Series B ESOP Convertible Preferred Stock ("Series B Stock") of the Corporation. At the close of business on March 2, 1999, there were 121,512,225 outstanding shares consisting of 119,752,106 shares of Common Stock and 1,760,119 shares of Series B Stock. Each share of Common Stock is entitled to one vote and each share of Series B Stock is entitled to two votes. Only holders of record at the close of business on March 2, 1999 will be entitled to notice of and to vote at the Meeting. Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. A plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of a majority of the votes cast at the Meeting is required to approve the EIC Plan Proposal and the Stock Compensation Plan Proposal. Withheld votes, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, the EIC Plan Proposal or the Stock Compensation Plan Proposal.

     All share amounts in this proxy statement reflect the two-for-one split of the Corporation's Common Stock that was effective November 24, 1997.

     A copy of the Corporation's Annual Report for the fiscal year ended January 2, 1999 accompanies this proxy statement. No material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     The mailing address of the Corporation's executive office is P.O. Box 21488, Greensboro, North Carolina 27420. The approximate date on which this proxy statement and the form of proxy were first mailed or given to security holders was March 17, 1999.

                             ELECTION OF DIRECTORS

     The three persons listed below have been nominated by the Board of Directors to serve as directors until the 2002 Annual Meeting. In accordance with the Corporation's tenure policy, William E. Pike will not be standing for reelection. Also, in October 1998 Lawrence R. Pugh resigned his position as a director and as Chairman of the Board of Directors. The Corporation acknowledges the outstanding service rendered by Mr. Pike since his election as a director in 1972 and by Mr. Pugh as its Chief Executive Officer from 1982 to 1996 and as its Chairman of the Board of Directors until October 1998.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the following nominees. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. Vacancies in the Board of Directors may be filled by the Board of Directors, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
To Serve Until the
2002 Annual Meeting
 Ursula F. Fairbairn, 56............  Executive Vice President -- Human
                                      Resources & Quality,
                                      American Express Company............            1994
 Barbara S. Feigin, 61..............  Consultant to
                                      Grey Advertising Inc................            1987
 Mackey J. McDonald, 52.............  Chairman of the Board, President,
                                      and Chief Executive Officer
                                      of the Corporation..................            1993
------------------------------------------------------------------------------------------

     Mrs. Fairbairn joined American Express (a financial services company) as Executive Vice President - Human Resources & Quality in December 1996. From 1990 until joining American Express, she served as Senior Vice President of Human Resources of Union Pacific Corporation. Mrs. Fairbairn also serves as a director of Air Products and Chemicals, Inc. She is a member of the Organization and Compensation, and Pension Advisory Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

     Mrs. Feigin is a Consultant to Grey Advertising Inc. where she served as Executive Vice President and Worldwide Director of Strategic Services from 1983 to 1999. Mrs. Feigin also serves as a director of Circuit City Stores, Inc. She is a member of the Audit, Nominating and Organization and Compensation Committees of the Board of Directors.

     Mr. McDonald joined the Corporation's Lee subsidiary in 1983. He served in various managerial positions with the Corporation's subsidiaries until 1991 when he was named a Group Vice President of the Corporation. In 1993, Mr. McDonald was elected President and a director of the Corporation. Effective January 1, 1996, Mr. McDonald also assumed the position of Chief Executive Officer. He was elected Chairman of the Board of Directors effective October 1, 1998. He is a director of First Union Corporation and Hershey Foods

Corporation. Mr. McDonald is Chairman of the Executive Committee and serves as an ex officio member of all other committees of the Board, except the Audit, Nominating and Organization and Compensation Committees.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 2001
Annual Meeting
 Robert D. Buzzell, 65..............  Distinguished Visiting Professor,
                                      Georgetown University,
                                      and Professor Emeritus,
                                      Harvard Business School.............            1983
 Edward E. Crutchfield, 57..........  Chairman and Chief Executive
                                      Officer, First Union Corporation....            1992
 George Fellows, 56.................  President and Chief Executive
                                      Officer, Revlon, Inc................            1997
------------------------------------------------------------------------------------------

     Dr. Buzzell has served as Distinguished Visiting Professor at Georgetown University since June 1998 and Professor Emeritus of Harvard Business School since 1993. Dr. Buzzell served as a Distinguished Professor at the School of Business Administration of George Mason University from September 1993 to June 1998. He served on the faculty of the Harvard Graduate School of Business Administration from 1961 to 1993. Dr. Buzzell also serves as a director of Harleysville Group, Inc. He is a member of the Organization and Compensation and Pension Advisory Committees of the Board of Directors.

     Mr. Crutchfield is the Chairman and Chief Executive Officer of First Union Corporation (a banking and financial services company), a position that he has held since 1985. The Corporation maintains banking relationships with First Union. Mr. Crutchfield serves as a director of First Union Corporation, The Liberty Corporation and Bernhardt Industries, Inc. He is a member of the Audit and Finance Committees of the Board of Directors.

     Mr. Fellows is the President and Chief Executive Officer of Revlon, Inc. and of Revlon Consumer Products Corporation, positions he has held since January 1997. He was President and Chief Operating Officer of Revlon, Inc. and Revlon Consumer Products Corporation from November 1995 until January 1997 and has been a director of Revlon, Inc. since November 1995 and a Director of Revlon Consumer Products Corporation since 1994. Mr. Fellows was Senior Executive Vice President of Revlon, Inc. and of Revlon Consumer Products Corporation and President and Chief Operating Officer of Revlon, Inc.'s Consumer Group from February 1993 until November 1995. He is a member of the Audit and Organization and Compensation Committees of the Board of Directors.

------------------------------------------------------------------------------------------
                                                                            YEAR IN WHICH
                                                                             SERVICE AS A
                NAME                          PRINCIPAL OCCUPATION          DIRECTOR BEGAN
------------------------------------------------------------------------------------------
Directors Whose Terms
Expire at the 2000
Annual Meeting
 Robert J. Hurst, 53................  Vice Chairman,
                                      Goldman, Sachs & Co.................            1994
 M. Rust Sharp, 58..................  Of Counsel,
                                      Pepper Hamilton LLP (Attorneys).....            1984
 L. Dudley Walker, 68...............  Chairman of the Board,
                                      VF Knitwear, Inc....................            1984
------------------------------------------------------------------------------------------

     Mr. Hurst is Vice Chairman and member of the Board of Directors and Management Committee of Goldman, Sachs & Co. (an international investment banking and securities firm). The Corporation maintains investment banking relations with Goldman, Sachs. Mr. Hurst also serves as a director of IDBH Corporation, a multi-industry corporation based in Israel. He is a member of the Finance and Nominating Committees of the Board of Directors.

     Mr. Sharp has been Of Counsel to Pepper Hamilton LLP, a national law firm headquartered in Philadelphia, Pennsylvania, since December 1996. He was previously a partner with the law firm of Clark, Ladner, Fortenbaugh & Young, a Philadelphia, Pennsylvania law firm. Pepper Hamilton LLP provides legal services to the Corporation. Mr. Sharp is a director of Pennock Company, a national wholesale florist. Mr. Sharp is a member of the Executive and Finance Committees of the Board of Directors. (Also see Security Ownership of Certain Beneficial Owners and Management.)

     Mr. Walker served as President and Chief Executive Officer of Bassett-Walker, Inc., a wholly-owned subsidiary of the Corporation, from 1960 to 1987; he has been a director of Bassett-Walker since 1952 and Chairman of its Board since 1978. As of January 3, 1998, Bassett-Walker was renamed VF Knitwear, Inc. Mr. Walker also serves as a director of Hooker Furniture Corp. He is a member of the Pension Advisory Committee of the Board of Directors.

DIRECTORS' COMPENSATION

     Each director other than Mr. McDonald is paid an annual stipend of $28,000, payable in equal monthly installments, plus a fee of $1,200 for each Board meeting attended. Each such director who serves on a committee is paid $1,000 for each meeting attended that is held on a day when a meeting of the Board is not convened and $500 for each meeting attended that is held on a day when a meeting of the Board is convened. Each such director serving as a chairman of a committee receives an additional stipend of $200 for each committee meeting attended that is held on a day when a meeting of the Board is not convened and $100 for each committee meeting attended held on a day when a meeting of the Board is convened. Each such director is also paid $1,000 per day for special assignments in connection with Board or Committee activity as designated by the Chairman of the Board. Travel and lodging expenses are reimbursed. Mr. McDonald, the only director who is also an employee of the Corporation, does not receive any compensation in addition to his regular salary for attendance at meetings of the Board or any of its committees. Each director may elect to defer all or part of his or her stipend and fees into equivalent units of the Corporation's Common Stock under the VF Deferred Savings Plan for Non-Employee Directors. All Common Stock equivalent units receive dividend equivalents. Deferred sums are payable to the participant upon termination of service or such later date specified in advance by the participant. Five directors elected to defer compensation in 1998.

     Under the Corporation's Stock Compensation Plan, each director is eligible to receive grants of non-qualified stock options to purchase shares of Common Stock and restricted awards (restricted stock or restricted stock units). Stock options are granted to directors annually. On February 10, 1998, each director other than Mr. McDonald was granted a non-qualified option for 4,800 shares at an exercise price of $43.30 per share. Such options have a stated term of 10 years and become exercisable one year after the date of grant. Options are exercisable only so long as the optionee remains a director of the Corporation except that, subject to earlier expiration of the option term, options remain exercisable for 36 months after the director's disability or retirement or 12 months after the director's death.

     Each director is eligible to participate in the Corporation's matching gift program for institutions of higher learning and National Public Television and Radio up to an aggregate of $10,000 per year.

     The Corporation has never provided pension, medical or life insurance benefits to its non-employee directors.

                         BOARD MEETINGS AND COMMITTEES

     During 1998, there were six meetings of the Board of Directors. All members of the Board attended at least 75% of the total number of meetings of the Board and all committees on which they served.

     Consistent with what it perceives to be good principles of corporate governance, the Corporation's historic practice has been to require that the majority of its Board consists of directors who have never served as employees of the Corporation, currently seven of nine directors. The Board has Audit, Executive, Finance, Nominating, Organization and Compensation, and Pension Advisory Committees. The following committees of the Board have primary responsibility for audit, nomination or compensation matters and consist solely of non-employee directors.

     AUDIT COMMITTEE: This committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for the Corporation, (2) reviewing the scope of the audit to be conducted by them, (3) meeting with the independent auditors concerning the results of their audit and (4) overseeing the scope and adequacy of the Corporation's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for the Corporation. The members of the committee are Messrs. Fellows (Chairman), Crutchfield and Mrs. Feigin. The committee held two meetings during 1998.

     NOMINATING COMMITTEE: The responsibilities of this committee include the screening of potential candidates for director and the recommendation of candidates to the Board of Directors. The Corporation's By-Laws provide that a shareholder may nominate a person for election as a director if written notice of the shareholder's intent to nominate a person for election as a director at a meeting is received by the Secretary of the Corporation (1) in the case of an Annual Meeting, not less than 150 days prior to the date of the Annual Meeting or (2) in the case of a special meeting at which directors are to be elected, not later than seven days following the day on which notice of the meeting was first mailed to shareholders. The notice must contain specified information about the shareholder and the nominee, including such information as would be required to be included in a proxy statement pursuant to the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The committee will consider suggestions from the Corporation's shareholders, which should be submitted to the Secretary of the Corporation. The committee may refuse to take action on such recommendation, in which case the shareholder proposing the nominee would have to follow the formal procedures set forth in the By-Laws. The members of the committee are Mrs. Feigin (Chairman), and Messrs. Hurst and Pike. The committee held three meetings during 1998.

     ORGANIZATION AND COMPENSATION COMMITTEE: It is the responsibility of this committee to make a continuing review of the Corporation's compensation and benefit programs, to consider its organizational structure, including management development and succession, and to make recommendations to the Board regarding such programs and structure. This committee also has responsibility for (1) reviewing and recommending to the Board salary and incentive compensation for the Corporation's Chief Executive Officer and other executive officers and (2) reviewing and recommending to the Board incentive compensation programs and setting performance goals. The members of the committee are Messrs. Pike (Chairman), Buzzell, Fellows and Mrs. Fairbairn and Mrs. Feigin. The committee held five meetings during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     As indicated above, Mr. Crutchfield is Chairman and Chief Executive Officer of First Union Corporation. Mr. McDonald is also a director of First Union Corporation. Mr. Crutchfield served on the Organization and Compensation Committee through February 1998. He is no longer a member of that Committee.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM

     The goal of the Corporation's Executive Compensation Program (the "Program") is to attract, retain and motivate the Corporation's management team to produce above average returns for shareholders.

     The Program incorporates three compensation objectives. First, the Program seeks to offer total compensation at levels that are competitive with other large U.S. based compa-nies with which the Corporation may compete for executive talent. Second, the Program aims to provide incentives to executives based on corporate and individual performance and to reward superior performance with superior levels of compensation. Third, the Program seeks to encourage maximization of long-term total shareholder return by providing executives with mid-term and long-term incentives tied to stock value which will align interests among the shareholders and executives. The Corporation balances each of the Program's objectives by establishing target compensation levels for executive pay which are achieved through a combination of base salary, annual incentive pay, and stock options and, beginning in 1999, restricted stock units. (See Proposal 2 -- Amendments to the 1996 Stock Compensation Plan.)

     It is the philosophy of the Corporation that a significant portion of each executive's total compensation should be at-risk based on the financial performance of the Corporation. The at-risk components of total compensation are progressively greater for higher level positions. For 1998, the at-risk components of the targeted cash compensation packages for executive officers named in this proxy statement ranged from 65% to 70%.

COMPETITIVE COMPENSATION TARGETS

     Total compensation targets, consisting of base salary and incentive awards, are set annually for all management positions. The Towers Perrin executive compensation database, which includes executive compensation data for over 500 large U.S. based companies (the "Corporation's Peer Group") as well as companies within the S&P Textile (Apparel Manufacturers) Index together with analysis of published survey materials and relevant proxy statements were utilized by the Organization and Compensation Committee (the "Committee") to establish compensation targets in 1998.

     In general, commensurate with each position's responsibility and impact on results, total compensation for each of the Corporation's executive officers is targeted to be at the 75th percentile of compensation paid to executives in comparable positions within the Corporation's Peer Group only if targeted performance goals established by the Compensation Committee are met.

     Under the Corporation's Executive Incentive Compensation Plan ("EIC Plan"), a performance goal based on the Corporation's primary (basic) earnings per share, excluding the effects of extraordinary and non-recurring items, is set each year by the Compensation Committee. Depending upon the level of achievement of the performance goal, annual cash awards may range from 0 to 150% of the target award for each EIC Plan participant. The maximum individual award in any year is $1,500,000. The Committee may exercise discretion to reduce awards generally or for any individual participant.

     The purpose of the Discretionary Executive Bonus Plan ("DEB Plan") is to enable the Compensation Committee to establish performance goals for senior members of management based on financial measurements that may include but are not limited to the earnings per share measurement provided for in the EIC Plan. Under the DEB Plan, the Board retains the discretion to increase or decrease awards based on its evaluation of individual performance and other factors it deems relevant.

     Stock options are typically granted annually under the Corporation's Stock Compensation Plan to provide executive officers and other employees with a long-term incentive opportunity. The size of each grant generally increases with the level of responsibility of the executive officer. The grant to each executive officer named in this proxy statement also depends upon the Compensation Committee's assessment of the individual's performance. The Committee does not assign specific weighting to these factors.

SUMMARY OF ACTIONS TAKEN BY THE ORGANIZATION AND COMPENSATION COMMITTEE

1998 MERIT INCREASES
     At its October 1997 meeting, the Compensation Committee approved merit increase budgets for the Corporation and its subsidiaries based on competitive data presented to the Committee on projected 1998 merit increase budgets for comparable United States companies. The Corporation's overall 1998 merit increase budget was 4%. At its February 1998 meeting, the Committee approved salary increases to be effective as of January 1, 1998. The salary increase for each executive officer was based on the Committee's assessment of the individual's performance and the individual's salary within his or her salary grade as well as salary practices of comparable companies.

BONUS AWARDS
     At its February 1998 meeting, the Compensation Committee fixed the EIC Plan and DEB Plan performance targets for the Corporation and the targeted bonuses for each participating executive. The dollar amount of each targeted bonus was based upon a percentage of the midpoint of the salary range for the executive's position. At its February 1999 meeting, the Committee granted EIC Plan and DEB Plan awards to the named executive officers based on the Corporation having exceeded the EIC Plan and DEB Plan performance targets for 1998 and a review and assessment by the Committee of the performance of the named executive officers. In setting the EIC Plan and DEB Plan awards, the Committee gave primary weight to the level of achievement of the respective performance targets.

STOCK OPTION AWARDS
     At its February 1998 meeting, the Compensation Committee reviewed the Corporation's philosophy with respect to stock option grants. In order to instill an entrepreneurial spirit among its employees, it is the Corporation's practice to grant options to a significant number of management-level employees. In 1998, stock options were granted to 608 management-level employees. The stock options awarded to the executive officers named in this proxy statement were based on the Committee's assessment of the individual's total compensation from a competitive perspective within the guidelines established by the Corporation and the executive's performance.

RESTRICTED STOCK AWARDS
     Also at its February 1998 meeting, the Compensation Committee fixed the 1998 performance objectives under the Stock Compensation Plan for grants of restricted stock to Messrs. McDonald, Schamberger and MacFarlan. These restricted stock awards are intended to be a long-term retention incentive and are not a component of targeted total compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     The Chief Executive Officer's salary and bonus awards, stock option grant and restricted stock award follow the policies described above.

     Mr. McDonald's salary increase for 1998 was 4% and he was granted a stock option for 150,000 shares of the Corporation's Common Stock. Mr. McDonald's salary increase and stock option grant were based on salary data provided by the Corporation's independent compensation consultants, together with the projection of total targeted compensation within the guidelines described above.

     Mr. McDonald's incentive compensation and restricted stock award for 1998 were based primarily upon the financial performance of the Corporation under Mr. McDonald's leadership.

     The Corporation achieved record sales and earnings for the fiscal year. Net income for 1998 increased 11% to a record $388.3 million or $3.17 per share from $350.9 million or $2.76 per share in 1997. Sales in 1998 reached $5,479 million, up from $5,222 million in 1997.

     The Compensation Committee concluded that during 1998 Mr. McDonald led the Corporation to a number of significant achievements. Strategic acquisitions were evaluated and completed in Brazil, Chile, Japan and Turkey, laying the foundation for future growth in those markets. Further progress was made in balancing manufacturing between off-shore and domestic locations, resulting in greater efficiency and flexibility in operations. The Corporation made significant progress in its common systems initiative, which is expected to bring new state-of-the-art technology to all of the Corporation's divisions and greatly enhance the Corporation's product development, inventory management and manufacturing capabilities. The Committee also noted that, under Mr. McDonald's leadership, the Corporation continued to maintain its strong financial condition while achieving record sales and profits.

     The Compensation Committee awarded Mr. McDonald a total of $1,536,700 under the EIC Plan and DEB Plan based on the Plans' performance targets being exceeded.

     The Compensation Committee awarded Mr. McDonald 10,000 shares of restricted Common Stock pursuant to the Stock Compensation Plan based on achievement of the 1998 performance objective, which was a targeted level of growth in earnings per share. The shares will not vest unless Mr. McDonald remains an employee of the Corporation until December 31, 2005.

TAX DEDUCTIBILITY CONSIDERATIONS
     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement, unless certain requirements are met. Stock options and certain performance based awards under the Stock Compensation Plan are designed to meet these requirements as are annual bonuses under the Corporation's EIC Plan. It is the present intention of the Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent the Committee believes that to do so is consistent with the best interests of shareholders. Tax deductibility is only one consideration in determining the type and amount of compensation. In connection with the DEB Plan, the Board of Directors maintains discretion to increase as well as decrease awards based on the Board's assessment of individual performance and other factors deemed relevant. Accordingly, the DEB Plan does not meet the requirements of Section 162(m). In granting awards, the Board will nevertheless take into consideration any potential loss of deductibility. For compensation received in respect of 1998 performance, Mr. McDonald has elected to defer receipt of an amount of compensation sufficient to eliminate any potential loss of deductibility.

                           William E. Pike, Chairman
                Robert D. Buzzell                 George Fellows
                Ursula F. Fairbairn            Barbara S. Feigin

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the years 1996 through 1998 by the Corporation to or for the benefit of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                      ANNUAL COMPENSATION             AWARDS
  -----------------------------------------------------------------------------------------------------------------
                                                                               RESTRICTED    STOCK
                                                                                 STOCK      OPTIONS/    ALL OTHER
                   NAME AND                                                     AWARD(S)    SARS(1)      COMPEN-
              PRINCIPAL POSITION              YEAR   SALARY($)    BONUS($)        ($)         (#)      SATION($)(2)
  -----------------------------------------------------------------------------------------------------------------
  M.J. McDonald                               1998    760,000     1,536,700     432,000(3)  150,000        87,000
  Chairman, President and                     1997    728,000     1,536,700     433,125       --           10,000
  Chief Executive Officer                     1996    700,000     1,536,600     341,250     150,000        10,000
  -----------------------------------------------------------------------------------------------------------------
  J.P. Schamberger                            1998    436,000      633,000      172,800(3)   44,000       342,000
  Vice President and                          1997    416,000      610,000      173,250       --           10,000
  Chairman - Jeanswear Coalition              1996    400,000      590,000      136,500      44,000        10,000
  -----------------------------------------------------------------------------------------------------------------
  D.G. MacFarlan                              1998    410,000      633,000      172,800(3)   40,000       127,000
  Vice President and                          1997    375,000      550,000      173,250       --           10,000
  Chairman - Knitwear, Playwear and Intimate  1996    350,000      520,000      136,500      34,000        10,000
  Apparel Coalitions
  -----------------------------------------------------------------------------------------------------------------
  T.A. Lambeth                                1998    354,000      376,000            0      30,000        10,000
  Vice President and                          1997    340,000      466,000            0       --          127,500
  President - European &                      1996    324,000      375,000            0      28,000        10,000
  Asian Operators
  -----------------------------------------------------------------------------------------------------------------
  R.K. Shearer                                1998    236,000      425,000            0      13,000        58,000
  Vice President -                            1997    204,000      239,000            0          --        10,000
  Finance and Chief                           1996    196,000      243,000            0       6,500        10,000
  Financial Officer(4)

(1) In 1997 the Organization and Compensation Committee changed the schedule for granting options from December to February so that the Committee could consider all elements of executive compensation at the same meeting. Accordingly, no stock options were granted in fiscal 1997.

(2) The amount in this column for 1998 represents the $10,000 matching contribution of the Corporation under the Executive Deferred Savings Plan, expenses associated with the relocation of the Corporation's executive offices to Greensboro, North Carolina as follows: Mr. McDonald -- $54,000; Mr. Schamberger -- $320,200; Mr. MacFarlan -- $103,200; and Mr.
    Shearer -- $45,300; and payment of certain state taxes on behalf of the executives as follows: Mr. McDonald -- $23,000; Mr. Schamberger -- $11,500; Mr. MacFarlan -- $13,900 and Mr. Shearer -- $2,800.

(3) Restricted stock awards, valued at $43.20 per share, were made on February 9, 1999, as follows: Mr. McDonald -- 10,000 shares; Mr. Schamberger -- 4,000 shares; and Mr. MacFarlan -- 4,000 shares. Dividends paid on restricted stock are reinvested in additional restricted shares. At fiscal year-end, Mr. McDonald held 31,418 restricted shares, having an aggregate value of $1,472,719, and Messrs. Schamberger and MacFarlan each held 8,207 restricted shares, having an aggregate value of $384,703, based on the closing price of the Corporation's Common Stock on December 31, 1998.

(4) Mr. Shearer was elected Vice President - Finance and Chief Financial Officer on July 1, 1998. He was previously Vice President - Controller.

                                 STOCK OPTIONS

     The following table sets forth for the executive officers named in this proxy statement information regarding the grant of stock options by the Corporation in the 1998 fiscal year and their potential realizable values. No stock appreciation rights have been granted to employees other than limited stock appreciation rights which become exercisable only upon a Change in Control.
                    OPTIONS GRANTED IN THE 1998 FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                 ASSUMED ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR OPTION
                          INDIVIDUAL GRANTS(1)                                               TERM
-------------------------------------------------------------------------------------------------------------------
                         NO. OF       % OF TOTAL
                       SECURITIES      OPTIONS      EXERCISE
                       UNDERLYING     GRANTED TO    OR BASE
                         OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION      5% (PRICE          10% (PRICE
NAME                   GRANTED (#)   FISCAL YEAR     ($/SH)       DATE         = $70.53)          = $112.31)
-------------------------------------------------------------------------------------------------------------------
 All shareholders            N/A         N/A         $43.30         N/A      $3.3 billion(2)    $8.3 billion(2)
-------------------------------------------------------------------------------------------------------------------
 M.J. McDonald           150,000         8.0%        $43.30      2/2008           $4,084,500        $10,351,500
 J.P. Schamberger         44,000         2.3%         43.30      2/2008            1,198,120          3,036,440
 D.G. MacFarlan           40,000         2.1%         43.30      2/2008            1,089,200          2,760,400
 T.A. Lambeth             30,000         1.6%         43.30      2/2008              816,900          2,070,300
 R.K. Shearer             13,000         0.7%         43.30      2/2008              353,990            897,130

(1) All of the options were non-qualified stock options granted in February 1998, and generally became exercisable on the first anniversary of the date of grant. In the event of certain terminations of the optionee's employment, the option will expire on an accelerated basis, as follows: 36 months after retirement or death; 12 months after termination due to disability; until the end of the period severance payments are made (if any) in the case of involuntary termination; and at the time of any voluntary termination.

(2) The aggregate value of the approximately 121.3 million outstanding shares of Common Stock of the Corporation on February 10, 1998, at the price of $43.30, was approximately $5.3 billion. If the Common Stock appreciates at a compound rate of 5% per year over ten years (the length of the option term), the aggregate value of all such shares would be approximately $8.6 billion, an increase of $3.3 billion for all shareholders. Similarly, if the Common Stock appreciates at a compound rate of 10% per year over ten years, the aggregate value of all such shares would be approximately $13.6 billion, an increase of $8.3 billion for all shareholders. This information is provided to indicate the total potential shareholder gain over the term of the options compared to the potential gain shown for the options.

     The following table sets forth for each of the named executive officers information regarding stock options exercised by such officers during the 1998 fiscal year, together with the number and value of stock options held at 1998 fiscal year end, each on an aggregate basis.

--------------------------------------------------------------------------------------------------
       AGGREGATED OPTION EXERCISES IN THE 1998 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
--------------------------------------------------------------------------------------------------
                                                                                VALUE OF
                                                           NUMBER OF           UNEXERCISED
                                                          UNEXERCISED         IN-THE-MONEY
                                                          OPTIONS AT           OPTIONS AT
                                                        FISCAL YEAR-END    FISCAL YEAR-END(1)
                           NUMBER OF                    ---------------    -------------------
                        SHARES ACQUIRED     VALUE        EXERCISABLE/         EXERCISABLE/
         NAME             ON EXERCISE      REALIZED      UNEXERCISABLE        UNEXERCISABLE
--------------------------------------------------------------------------------------------------
 M.J. McDonald              110,000       $3,770,000    546,000/150,000    $10,378,150/536,250
 J.P. Schamberger            60,000        1,134,000    120,000/ 44,000      2,196,600/157,300
 D.G. MacFarlan              29,000          612,000     92,000/ 40,000      1,680,700/143,000
 T.A. Lambeth                   -0-              -0-    176,000/ 30,000      3,474,800/107,250
 R.K. Shearer                24,000          460,000     37,000/ 13,000        684,425/ 46,475
--------------------------------------------------------------------------------------------------

    (1) Market value of underlying shares at fiscal year-end based on the year-end market price of $46.875 per share, minus the exercise price.

                              FUTURE REMUNERATION

PENSION PLAN
     The Corporation maintains and contributes to the VF Corporation Pension Plan (the "Pension Plan"), a defined benefit plan which covers all of the Corporation's domestic employees, including the named executive officers.

     The following table reflects estimated annual benefits which would be payable, without regard to any limitation imposed by the Internal Revenue Code or the Employee Retirement Income Security Act of 1974 ("ERISA"), under the Pension Plan upon retirement of individuals in the specified remuneration and years of service classifications. Benefits under the Pension Plan are determined based on average salary and bonus compensation from January 1, 1999, with no less than five years immediately preceding retirement included in the average.

-----------------------------------------------------------------------
  ASSUMED AVERAGE
ANNUAL COMPENSATION    ESTIMATED ANNUAL BENEFITS BASED ON SERVICE OF:
-----------------------------------------------------------------------
                      10 YEARS   15 YEARS   20 YEARS   25 YEARS OR MORE
-----------------------------------------------------------------------
600,$000.......       $106,000   $159,000   $212,000      $  265,000
800,000.......         142,000    213,000    284,000         355,000
1,100,000.....         196,000    294,000    392,000         490,000
1,250,000.....         223,000    334,000    446,000         557,000
1,500,000.....         268,000    402,000    536,000         670,000
2,000,000.....         358,000    537,000    716,000         895,000
2,250,000.....         403,000    605,000    806,000       1,007,000
2,500,000.....         448,000    672,000    896,000       1,120,000
     2,750,000         493,000    739,000    986,000       1,232,000

--------------------------------------------------------------------------------

     Benefits which are not payable under the Pension Plan because of certain Code and/or ERISA limitations are provided pursuant to the Corporation's Supplemental Executive Retirement Plan (see below). The amounts in the table have been computed on a straight life annuity basis and include entitlements from the Pension Plan and the Supplemental Executive Retirement Plan, as applicable.

     Each of the named executive officers has credited years of service under the Pension Plan as follows: Mr. McDonald -- 16 years; Mr. Schamberger -- 26 years; Mr. MacFarlan -- 20 years; Mr. Lambeth -- 30 years; and Mr. Shearer -- 12 years.

     The Pension Plan provides that if it is "Overfunded" upon the occurrence of a "Change in Control" of the Corporation (as those terms are defined in the Pension Plan), certain Pension Plan assets in excess of those needed to meet expected benefit entitlements are to be used fully and irrevocably to vest each participant's accrued benefit and provide increases in accrued benefits for active participants, retired participants, surviving spouses and beneficiaries and terminated vested participants. The Pension Plan is considered "Overfunded" to the extent that the fair market value of Pension Plan assets exceeds Pension Plan liabilities (primarily the actuarial present value of Pension Plan benefit entitlements).

     Had there been a Change in Control as of the end of the Corporation's 1998 fiscal year, the named executive officers would have estimated annual benefits vested (excluding any allocation of excess pension assets to participants) under the Pension Plan (without regard to Code and/or ERISA limitations) in approximately the following amounts: Mr. McDonald -- $440,000; Mr.
Schamberger -- $212,000; Mr. MacFarlan -- $162,000; Mr. Lambeth -- $226,000; and
Mr. Shearer -- $77,000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Supplemental Executive Retirement Plan (the "SERP") is an unfunded, non-qualified plan for eligible participants designed (i) to restore benefits lost under the Pension Plan due to (a) the maximum legal limit of pension benefits imposed under ERISA and the Code and (b) an election to defer compensation under the Corporation's Deferred Compensation Plan and/or Executive Deferred Savings Plan and (ii) to supplement the Pension Plan benefits of those senior executives whose tenure may be relatively short by virtue of having joined the Corporation in mid-career or who lost pension benefits with former employers as a result of an early separation from service.

     Eligibility to receive a supplemental benefit under the SERP is discretionary with the Board of Directors, and the form of benefit is to be determined on an individual basis by the Compensation Committee of the Board of Directors.

     At the end of the Corporation's 1998 fiscal year, the Supplemental Annual Benefit Determinations approved by the Compensation Committee and the Board of Directors provided for benefits to the named executive officers as follows:

     (1) Mr. McDonald's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) as if he had 25 credited years of service under the Pension Plan, (b) without regard to any limitation imposed by the

Code or ERISA, (c) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan and (d) on the basis of the average of the highest three years of his salary and bonus compensation during the five-year period immediately preceding retirement.

     (2) Each of Mr. Schamberger, Mr. MacFarlan, Mr. Lambeth and Mr. Shearer's combined retirement income from the Pension Plan and the SERP will be an amount equal to his Pension Plan benefit calculated (a) without regard to the annual compensation limitation imposed by the Code or ERISA and (b) without regard to his participation in the Deferred Compensation Plan or the Executive Deferred Savings Plan.

     SERP benefits will become funded upon a "Change in Control" of the Corporation, as defined in the Change in Control Agreements described below. In this regard, the Corporation has established a trust with UMB Bank, N.A., as Trustee (the "SERP Trust"). The SERP Trust may be funded by the Corporation at any time to secure payment of certain SERP benefits not otherwise paid by the Corporation. Upon a Change in Control, the Corporation is required to fund the SERP Trust, which becomes irrevocable.

     Had there been a Change in Control as of March 2, 1999, the estimated annual benefits vested under the SERP and payable beginning at age 65 for each of the named executive officers would have been as follows: Mr.
McDonald -- $976,000; Mr. Schamberger -- $188,000; Mr. MacFarlan  -- $146,000;
Mr. Lambeth -- $200,000; and Mr. Shearer -- $51,000.

CHANGE IN CONTROL ARRANGEMENTS

CHANGE IN CONTROL AGREEMENTS
     The Corporation has entered into Change in Control Agreements with certain executives of the Corporation (the "Agreements"). The Agreements provide severance benefits to the designated executives in the event their employment is terminated within a specified period after a "Change in Control" of the Corporation, as such term is defined in the Agreements.

     The Agreements generally have a term of three years with automatic annual extensions. The Agreements may be terminated, subject to the limitations outlined below, by the Corporation upon notice to the executive and are automatically terminated if the executive's employment with the Corporation ceases. The Corporation may not terminate the Agreements (a) if it has knowledge that any third person has taken steps or has announced an intention to take steps reasonably calculated to effect a Change in Control or (b) within a specified period of time after a Change in Control occurs. Severance benefits payable to the executive officers named in this proxy statement include the lump sum payment of an amount equal to 2.99 times the executive's average annual compensation for the five taxable years ending prior to the date on which a Change in Control of the Corporation occurred.

     There are no limitations on the total payments to be made to an executive in the event of termination of employment upon a Change in Control to prevent such payments from constituting excess "parachute payments" (as that term is defined in the Code). Executives also receive additional payments under the Agreements to reimburse them for any in-creased taxes, penalties and interest resulting from severance payments under the Agreements by reason of such payments being treated as excess parachute payments.

     In addition, the Agreements also provide for funding of the severance benefits payable upon a Change in Control. In this regard, the Corporation has established a Trust with UMB Bank, N.A., as Trustee (the "CIC Trust"). Upon a Change in Control, the Corporation will fund the CIC Trust in an amount equal to the severance benefits payable under the Agreements. The CIC Trust secures payment to the executives of severance benefits payable under the Agreements to the extent not paid by the Corporation. (Also see Future Remuneration -Supplemental Executive Retirement Plan.)

     Had there been a Change in Control as of March 2, 1999, approximate payments under the Agreements upon severance of the named executive officers would have been as follows (excluding applicable reimbursements for increased taxes, penalties and interest, if any): Mr. McDonald -- $5,606,000; Mr. Schamberger -- $2,852,000; Mr. MacFarlan -- $2,443,000; Mr.
Lambeth -- $1,974,000; and Mr. Shearer -- $1,349,000.

     Under the terms of the Agreements, the executives also would be entitled to supplemental benefits, such as accelerated rights to exercise stock options, accelerated lapse of restrictions on restricted stock and restricted stock units, lump sum payments under the Corporation's SERP, continued life and medical insurance for specified periods after termination, entitlements under retirement plans and a lump sum payment upon attaining retirement age. Upon a Change in Control, the Corporation also will pay all reasonable legal fees and related expenses incurred by the executives as a result of the termination of their employment or in obtaining or enforcing any right or benefit provided by the Agreements.

DEFERRED SAVINGS PLANS

     The Corporation maintains an Executive Deferred Savings Plan (the "EDS Plan"), which is an unfunded, non-qualified deferred compensation arrangement for a select group of management and highly compensated employees of the Corporation and certain of its subsidiaries.

     The EDS Plan permits an eligible employee to defer the receipt of a specified portion of his or her compensation until the date of retirement, disability, death or termination of employment. The Corporation matches 50% of the first $20,000 deferred annually by each participant. Upon a Change in Control of the Corporation, matching contributions become fully vested and the Corporation is required to fully fund the amount accrued for each employee.

     The named executive officers participate in the leveraged Employee Stock Ownership Plan ("ESOP") feature of the Corporation's Tax-Advantaged Savings Plan for Salaried Employees ("TAS Plan"). The TAS Plan provides that upon a Change in Control of the Corporation, the Corporation immediately will make a contribution to the TAS Plan in an amount sufficient to repay the balance of all outstanding "Acquisition Loans" used by the ESOP to purchase Series B Stock, and unallocated shares of Series B Stock will be allocated to participants' accounts in proportion to their compensation. At December 31, 1998, 660,644 shares were unallocated under the ESOP.

                               PERFORMANCE GRAPH

     The following graph compares the Corporation's performance, as measured by the change in price of its Common Stock, plus reinvested dividends, with the Standard & Poor's ("S&P") 500 stock index and the S&P Textile (Apparel Manufacturers) stock index for the five years ended December 31, 1998.

                                                           VFC                       S&P 500                   S&P TEXTILE
                                                           ---                       -------                   -----------
1993                                                       100                         100                         100
1994                                                       108                         101                          98
1995                                                       121                         139                         110
1996                                                       158                         171                         151
1997                                                       222                         229                         163
1998                                                       228                         294                         141

OVER A FIVE-YEAR PERIOD, THE CORPORATION'S TOTAL RETURN OF 128% COMPARES WITH 194% AND 41% FOR THE S&P 500 AND S&P TEXTILE (APPAREL MANUFACTURERS) INDICES, RESPECTIVELY.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS
     Shown below are persons known by the Corporation to have voting power and/or dispositive power over more than 5% of its Common Stock or Series B Stock, as well as certain other information, all as of March 2, 1999, except as otherwise indicated in the footnotes below.

------------------------------------------------------------------------------------------------
                      BENEFICIAL OWNER                              AMOUNT OF           PERCENT
                  AND NATURE OF OWNERSHIP                    BENEFICIAL OWNERSHIP(1)    OF CLASS
------------------------------------------------------------------------------------------------
                                          Common Stock
Ursula F. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O.
Box 7648, Philadelphia, PA 19101, as Trustees under Deeds of
Trust dated August 21, 1951(2 3 4)..........................    13,945,336 shares        11.6%
Ursula F. Fairbairn, M. Rust Sharp and PNC Bank, N.A., P.O.
Box 7648, Philadelphia, PA 19101, as Trustees under the Will
of John E. Barbey, deceased(2 3 4)..........................     8,977,952 shares         7.5%
                                                                -----------------
               Total........................................    22,923,288 shares        19.1%
Sanford C. Bernstein & Co., Inc. 767 Fifth Avenue New York,
NY 10153(5).................................................     9,734,719 shares         8.1%
AMVESCAP PLC 11 Devonshire Square London EC2M 4YR
England(6)..................................................     6,156,177 shares         5.1%
                           Series B ESOP Convertible Preferred Stock
UMB Bank, N.A. P.O. Box 419226, Kansas City, MO 64179, as
Trustee of the Corporation's Tax-Advantaged Savings Plan for
Salaried Employees..........................................     1,760,119 shares         100%
------------------------------------------------------------------------------------------------

(1) None of the shares in this column is known to be a share with respect to which any of the listed owners has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act.

(2) Mrs. Fairbairn and Mr. Sharp are directors of the Corporation.

(3) Present life tenants and remaindermen under the Will are various. All present life tenants and all or most future life tenants and/or remaindermen under the Deeds of Trust are, or will be, descendants of John E. Barbey. No individual life tenant or remainderman may, within 60 days, attain beneficial ownership, as specified in Rule 13d-3(d)(1) under the 1934 Act, which exceeds 5% of the outstanding shares.

(4) Including shares in the above table, PNC Bank, N.A. and its affiliates held a total of 23,051,288 shares (19.2%) of the class outstanding of the Corporation's Common Stock in various trust and agency accounts on December 31, 1998. As to all such shares, the Bank and its affiliates had sole voting power over 120,102 shares, shared voting power over 22,931,186 shares, sole dispositive power over 33,730 shares and shared dispositive power over 22,973,822 shares.

(5) The information in the above table concerning Sanford C. Bernstein & Co., Inc., a registered investment advisor/broker dealer, was obtained from a
    Schedule 13G filed with the Securities and Exchange Commission on February 5, 1999. At December 31, 1998, Sanford C. Bernstein & Co., Inc. had sole voting power over 5,464,047 shares, shared voting power over 1,076,962 shares and sole dispositive power over 9,734,719 shares.

(6) The information in the above table concerning AMVESCAP PLC, a parent holding company, and its affiliated companies was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999. At December 31, 1998, AMVESCAP PLC and its affiliates had shared dispositive power and shared voting power over 6,156,177 shares.

COMMON STOCK OWNERSHIP OF MANAGEMENT
     The following table reflects, as of March 2, 1999, the total beneficial ownership of Common Stock of the Corporation by each director and named executive officer, and by all directors and executive officers as a group. Each named individual and all members of the group exercise sole voting and dispositive power, except as indicated in the footnotes. Share ownership of Mrs. Fairbairn and Mr. Sharp includes 22,923,288 shares reported under Certain Beneficial Owners, as to which they share voting and dispositive power with PNC Bank, N.A., as Trustees (see page 18).

                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP           TOTAL
                                             ----------------------------       SHARES
                                               SHARES      OPTION SHARES     BENEFICIALLY
NAME                                          OWNED(1)     EXERCISABLE(2)      OWNED(3)
-----------------------------------------------------------------------------------------
Robert D. Buzzell..........................       1,600         13,800            15,400
Edward E. Crutchfield......................      25,434          4,800            30,234
Ursula F. Fairbairn........................  22,926,791         17,400        22,944,191
Barbara S. Feigin..........................       5,930(4)      25,200            31,130
George Fellows.............................       1,000          4,800             5,800
Robert J. Hurst............................       9,092         17,400            26,492
Mackey J. McDonald.........................      76,776(5)     696,000           772,776
William E. Pike............................       6,931         28,200            35,131
M. Rust Sharp..............................  22,926,085         17,400        22,943,485
L. Dudley Walker...........................      55,000          4,800            59,800
John P. Schamberger........................      27,293(6)     164,000           191,293
Daniel G. MacFarlan........................      27,601(6)     132,000           159,601
Timothy A. Lambeth.........................      26,506        206,000           232,506
Robert K. Shearer..........................      12,134         50,000            62,134
All Directors and Executive Officers as a
  Group (18 persons).......................  23,213,646      1,603,500        24,817,146
-----------------------------------------------------------------------------------------

(1) Shares owned include shares held in trusts as of December 31, 1998 in connection with employee benefit plans, as to which the following participants share voting power but have no present dispositive power: Mr. McDonald -- 16,811 shares; Mr. MacFarlan -- 9,203 shares; and all executive officers as a group -- 34,302 shares. Does not include shares of Series B Stock held in trust in connection with an employee benefit plan, as to which participants also share voting power but have no present dispositive power (and no power to direct conversion into Common Stock), as follows: Mr. McDonald -- 212 shares; Mr. Schamberger -- 324 shares; Mr. MacFarlan -- 282 shares; Mr. Lambeth -- 310 shares; Mr. Shearer -- 359 shares; and all executive officers as a group -- 2,035 shares. Shares owned also include shares held as of December 31, 1998 in a trust in connection with an employee benefit plan, as to which the following participants have dispositive power and shared voting power: Mr. McDonald -- 1,055 shares; Mr. Shearer -- 334 shares; and all executive officers as a group -- 3,484 shares. Shares owned also include shares held as of December 31, 1998 in a trust in connection with an employee benefit plan, as to which the following participants have dispositive power but no voting power: Mr. McDonald -- 56 shares; and Mr. MacFarlan -- 6,191 shares. Shares owned also include shares held in a trust in connection with the VF Deferred Savings Plan for Non-Employee Directors as to which the following directors have shared voting power but do not have dispositive power: Mrs. Fairbairn -- 1,772 shares; Mrs. Feigin -- 1,730 shares; Mr. Hurst -- 4,292 shares; Mr.
    Pike -- 1,731 shares; and Mr. Sharp -- 797 shares.

(2 )All shares in the column "Option Shares Exercisable" are subject to options under the 1982 Stock Option Plan, the 1991 Stock Option Plan and/or the Stock Compensation Plan.

(3 )Other than Mrs. Fairbairn and Mr. Sharp, who are deemed to beneficially own
    19.1% of the Common Stock outstanding, the percentage of shares owned beneficially by each named person does not exceed 1% of the Common Stock outstanding. The percentage of shares owned beneficially by all directors and executive officers as a group was 20.7% of the Common Stock outstanding.

(4 )Includes 400 shares as to which Mrs. Feigin shares voting and dispositive power.

(5 )Includes 41,418 shares of restricted stock over which Mr. McDonald holds voting power but not dispositive power.

(6 )Includes 12,207 shares of restricted stock over which the officer holds voting power but not dispositive power.

PROPOSAL 1

                  RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

     Shareholder re-approval of the Executive Incentive Compensation Plan ("EIC Plan") is being sought this year to preserve the Corporation's tax deduction for all awards earned and paid under the EIC Plan without limitation under Section 162(m) of the Internal Revenue Code ("Code Section 162(m)").

     GENERAL. In 1994, the Board of Directors adopted, and the shareholders of the Corporation approved, the EIC Plan. The EIC Plan provides the opportunity to the most senior members of the Corporation's management team to earn annual incentive awards. Plan participants are those individuals designated by the Board of Directors from time to time as "executive officers" pursuant to Rule 16a-1(f) of the Securities Exchange Act of 1934, currently nine persons. Other management employees of the Corporation have the opportunity for annual incentive awards under the Management Incentive Compensation Plan which is similar to the EIC Plan.

     DESCRIPTION OF THE EIC PLAN. The EIC Plan combines annually established goals related to earnings per share, excluding the effects of certain extraordinary and non-recurring items ("Performance"), with executive incentive awards. Each year, the relationship between Performance and the amount potentially payable as annual incentive awards is established by the Organization and Compensation Committee of the Board prior to March 31. Based upon Performance, actual awards earned can range from 0% to 150% of the target award established for each eligible participant. The Organization and Compensation Committee of the Board may exercise negative discretion to reduce earned awards based upon additional factors. The maximum individual award for Performance in any year is $1.5 million. For the preceding five years, the highest award under the EIC Plan paid to any of the executive officers named in the Summary Compensation Table other than the Chief Executive Officer was $510,000 and the range of awards paid to the Chief Executive Officer was $350,000 to $1.2 million.

     DISCUSSION OF CODE SECTION 162(M). Under the provisions of Code Section 162(m), the allowable deduction for compensation paid or accrued with respect to the executive officers named in the Summary Compensation Table, defined as "covered employees" is limited to $1 million per year (the "deductibility limitation"). However, certain types of compensation are exempted from the deductibility limitation, including performance-based compensation. "Performance-based compensation" is compensation paid (1) upon the attainment of an objective performance goal or goals; (2) upon approval by the compensation committee of the Board or its equivalent, which committee must be composed of outside directors; and (3) pursuant to a plan as to which shareholders have approved certain material terms, specifically the eligibility, per-person limits, and the business criteria upon which the performance goals are based. The Corporation intends that awards under the EIC Plan qualify as "performance-based compensation" so that these awards will not be subject to the $1 million deductibility limitation.

     Under Code Section 162(m), the material terms of the EIC Plan must be submitted to shareholders for approval every five years because the Organization and Compensation Committee has discretion under the Plan to fix performance goals annually. Shareholders last approved the EIC Plan at the 1994 Annual Meeting; accordingly, re-approval of the material terms of the Plan relating to eligibility, annual per-person limits, and business criteria used in performance goals, as described in this Proposal 1, is being sought to preserve full deductibility of awards under the Plan going forward. In the event shareholders disapprove this Proposal, awards will not be granted or paid out under the EIC Plan to the extent required under Treasury Regulation 1.162-27(e)(4) to meet the shareholder re-approval requirements of that Regulation.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE FOR RE-APPROVAL OF THE EIC PLAN.

PROPOSAL 2

                 AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN
                   AND RE-APPROVAL OF CERTAIN MATERIAL TERMS

     INTRODUCTION. The Corporation's 1996 Stock Compensation Plan (the "1996 Plan"), which was approved by shareholders at the 1997 Annual Meeting, provides for the grant of stock options, limited stock appreciation rights ("LSARs"), restricted stock and restricted stock units (together "Restricted Awards") as awards to employees and directors. The Plan is administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). The Committee consists entirely of independent directors. At its December 1998 meeting, the Board adopted a Mid-Term Incentive Plan (the "Mid-Term Subplan") under the 1996 Plan which specifies the terms under which employees designated by the Committee may be awarded performance-based restricted stock units ("Stock Units") with performance measured over a three-year period based on the average annual total shareholder return of the Common Stock of the Corporation as compared to the average annual total shareholder return of a group of apparel companies (the "Comparison Group") specified by the Committee. The purpose of the Mid-Term Subplan is to link a portion of executives' compensation opportunity to measures of the Corporation's performance extending over more than one year, thereby providing an incentive for successful long-term strategic management of the Corporation, and otherwise to further the purposes of the 1996 Plan. It is the intention of the Committee that, except in unusual circumstances, which are not currently anticipated, participants in the Mid-Term Subplan will not receive annual awards under the Corporation's Discretionary Executive Bonus Plan. (See Organization and Compensation Committee
Report -- Competitive Compensation Targets.)

     At its February 1999 meeting, the Board of Directors adopted and recommended for approval by the shareholders an amendment to the 1996 Plan (1) to increase the maximum number of shares that may be awarded as Restricted Awards in any year to any individual to 50,000, and (2) to increase the maximum number of shares available for future grants of all types of awards under the 1996 Plan by 2.9 million shares (2.4% of the outstanding shares on March 2, 1999) (subject to adjustment in each case). In addition, re-approval is being sought with respect to certain material terms of the 1996 Plan, in order that certain performance-based awards may qualify for full deductibility by the Corporation under Code Section 162(m) for a period of five years from the time of such re-approval.

     INCREASE IN MAXIMUM ANNUAL RESTRICTED AWARDS. The 1996 Plan currently provides that awards granted to any employee may not exceed in the aggregate during any calendar year (a) 250,000 stock options and (b) 10,000 shares subject to Restricted Awards (including Stock Units). These limitations are included in the 1996 Plan so that certain awards under the Plan may qualify as performance-based compensation not subject to the deductibility limitation in Code Section 162(m) discussed under Proposal 1 above provided all other conditions of Code Section 162(m) are met.

     In order to initiate the Mid-Term Subplan, the Committee, at its February 1999 meeting, awarded Stock Units to 30 senior management employees covering three performance cycles -- the first measuring performance over the years 1997 through 1999, the second measuring performance over the years 1998 through 2000 and the third measuring performance over the years 1999 through 2001. As discussed below, awards under the Mid-Term Subplan to three executive officers are wholly or partially subject to shareholder approval of the increase in the 1996 Plan's limit on the number of shares subject to Restricted Awards granted to a participant in any one year to 50,000. It is anticipated that a three-year performance cycle will begin on January 1, 2000 and each January 1 thereafter until the Plan is otherwise amended or the Committee determines that additional awards under the Plan should not be made.

     Not later than 90 days after the beginning of a performance cycle (or, in the case of the first two cycles, within 90 days after the Mid-Term Subplan was adopted), the Committee will fix a target number of Stock Units for each employee selected by the Committee to participate in the Mid-Term Subplan. For each performance cycle, the participant may earn that number of shares of Common Stock equal to the number of Stock Units targeted for the participant at the beginning of the performance cycle, multiplied by a percentage factor based on the degree to which the performance objective was met. The number of shares of Common Stock earned by each participant for a performance cycle may range from 0 to 200% of the targeted Stock Units plus additional Stock Units resulting from dividend equivalents during the performance cycle. For example, if, for a performance cycle, the Corporation's three-year average total shareholder return ranks at the 50th percentile of the Comparison Group, the participant will receive that number of shares of Common Stock equal to 100% of the number of targeted Stock Units, plus a number of shares of Common Stock equal to 100% of the Stock Units resulting from dividend equivalents on the targeted Stock Units during the performance cycle. If the Corporation's three-year average total shareholder return ranks at the 90th percentile or higher versus the Comparison Group, the participant will receive that number of shares of Common Stock equal to 200% of the number of targeted Stock Units, plus a number of shares equal to 200% of the Stock Units resulting from dividend equivalents on the target award during the performance cycle. If over the three-year performance cycle, the Corporation's three-year average total shareholder return is below the 40th percentile versus the Comparison Group, the participant will not receive any shares for that performance cycle unless the percentage increase in the Corporation's earnings per share in the third year of the cycle as compared to the second year of the cycle exceeds the target set by the Committee at the beginning of the cycle, in which case the participant will receive that number of shares of Common Stock equal to 50% of the targeted Stock Units, plus that number of shares of Common Stock resulting from dividend equivalents on 50% of the targeted award during the performance period. The targeted number of Stock Units awarded to each of the officers named in this proxy statement for each of the first three cycles and for the 30 executives who currently participate in the Mid-Term Subplan were as follows: Mr. McDonald -- 4,930; Mr. MacFarlan -- 1,958; Mr.
Schamberger -- 1,958; Mr. Lambeth -- 1,621; and Mr. Shearer -- 1,621; and the aggregate for all 30 participants -- 32,830.

     For each of Messrs. McDonald, Schamberger and MacFarlan, who also receive annual grants of performance-based restricted stock that vest if they remain in the employ of the Corporation until December 31, 2005, the maximum number of Restricted Awards awarded in 1999 to any individual (assuming that performance over each of the three initial performance cycles would result in an award equivalent to 200% of the target award) would exceed the 10,000 share limit. Accordingly, in order that awards under the Plan may be deducted by the Corporation for Federal income tax purposes as performance-based compensation not subject to the deductibility limitations of Code Section 162(m), the Board of Directors recommends that shareholders approve the amendment to the 1996 Plan so that the maximum number of shares subject to Restricted Awards (including Stock Units) that may be awarded in any calendar year to any individual is 50,000.

     INCREASE IN NUMBER OF SHARES AVAILABLE FOR FUTURE GRANTS. In order to instill an entrepreneurial spirit among its employees, it is the Corporation's practice to grant stock options to a significant number of management-level employees. In 1999, options for a total of 1,927,400 shares were granted to 576 management-level employees. After giving effect to the 1999 stock option grants to management-level employees and to directors as discussed under "Election of Directors -- Directors' Compensation" above, and the award of Stock Units under the Mid-Term Subplan discussed above, approximately 1.4 million shares remain available for future grants. Increasing the number of shares authorized for issuance under the 1996 Plan is necessary in order that the Committee may continue to use stock-based awards and stock ownership as an incentive for officers and key employees of the Corporation.

     RE-APPROVAL OF CERTAIN MATERIAL TERMS. This Proposal also includes re-approval of certain other material terms of performance-based awards, so that awards can qualify as "performance-based" compensation fully deductible by the Corporation under Code Section 162(m) for a period of five years after re-approval by shareholders. The material terms to be re-approved, in addition to the annual per-person limit, are eligibility and the business criteria which may be used by the Committee in setting performance objectives for performance-based Restricted Awards. These terms are described below under the caption "Description of the 1996 Plan -- Eligibility and Performance Awards." This re-approval does not relate to stock options or LSARs.

     DESCRIPTION OF THE 1996 PLAN. The following is a brief description of the material features of the 1996 Plan. Such description is qualified in its entirety by reference to the full text of the 1996 Plan, as proposed to be amended, a copy of which is attached as Exhibit A to this proxy statement.

     ADMINISTRATION. The 1996 Plan generally is administered by the Committee. The Board may, however, itself perform the functions of the committee or may appoint a different committee to administer the 1996 Plan (references to the "Committee" in the following discussion mean the committee then serving or the Board if it is then performing committee functions). Only directors who are not employees of the Corporation or its subsidiaries may serve on the Committee. If any member of the Committee does not qualify as a "Non-Employee Director" under Rule 16b-3 of the 1934 Act ("Rule 16b-3") or an "outside director" under Code
Section 162(m), the Committee may function through a subcommittee composed solely of two or more qualifying members, or the nonqualifying member of the Committee may abstain or recuse himself or herself from actions that would be affected by his or her nonqualifying status.

     Subject to the terms and conditions of the 1996 Plan, the Committee has discretionary authority to determine the employees and directors to whom, and the times at which, awards may be granted, the number of shares to be subject to each award and the terms, conditions and limitations of each award. This includes, among other things, authority to determine the times at which options will be exercisable, the time Restricted Awards will vest and become nonforfeitable and the performance conditions, if any, that will attach to Restricted Awards. Committee members shall not be personally liable in connection with any action, determination or interpretation taken or made in good faith under the 1996 Plan.

     Under the 1996 Plan, the Board is authorized to grant options, LSARs or Restricted Awards to non-employee directors in its discretion. The Board generally determines the type, timing and amount of such awards to non-employee directors as part of the overall policies for compensating non-employee directors which may from time to time be adopted by the Board.

     SHARES SUBJECT TO THE 1996 PLAN AND PER-PERSON LIMITATIONS. If the proposed amendment to the 1996 Plan is approved, the total number of shares of the Corporation's Common Stock that will be available for issuance pursuant to outstanding awards and awards that may be granted in the future will be 11,943,900 (subject to adjustment), constituting approximately 9.97% of the outstanding class. The number of such shares that may be subject to Restricted Awards granted either as service awards or performance awards may not exceed 1,200,000 (subject to adjustment). Shares subject to an award (or to an award outstanding under the 1991 or 1995 Plans) that is canceled, forfeited, or expires or terminates without delivery of shares will also be available for awards under the 1996 Plan, except that shares to which an LSAR relates will be counted against the 1996 Plan limits when an LSAR is settled in cash, and shares issued as Restricted Awards will be counted against the 1996 Plan limits when there is no remaining risk of forfeiture. Shares issued under the 1996 Plan may be either authorized and unissued shares or shares controlled by the Corporation. On March 2, 1999, the reported closing price of Common Stock in New York Stock Exchange Composite Transactions was $48.25 per share.

     As discussed above, the 1996 Plan imposes "per-person" limitations on the annual amount of awards to employees, in order to comply with Code Section 162(m). Under the Plan, no single participant may be granted during any calendar year options to purchase more than 250,000 shares (less any nontandem LSARs) or, if the amendment is approved,

Restricted Awards relating to more than 50,000 shares (in each case subject to adjustment, as described below).

     ADJUSTMENTS AND EXTRAORDINARY CORPORATE EVENTS. The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual per-person limitations under the 1996 Plan and subject to outstanding awards and make other appropriate adjustments in the event that shares of Common Stock are increased, decreased, or exchanged for a different number or kind of securities, or if additional, new or different securities are distributed with respect to outstanding Common Stock as a result of certain extraordinary corporate transactions, in order to preserve the intended benefits or potential benefits to participants. In the event of a merger, consolidation, or reorganization of the Corporation in which the interests of shareholders do not continue in a surviving corporation substantially unchanged, a dissolution or liquidation or sale of substantially all assets of the Corporation, or a change in control (as defined in Section 2.4 of the 1996 Plan) of the Corporation, the Committee serving before the event may accelerate the exercisability of, lapse of restrictions on, or settlement date of awards, grant LSARs to option holders, pay cash to participants in settlement of outstanding options or Restricted Awards, grant new awards or make other adjustments or amendments, including providing for substitution of new awards by a successor employer. (See Other Terms of Awards.)

     ELIGIBILITY. Employees of the Corporation and its subsidiaries and non-employee directors of the Corporation are eligible to be granted awards under the 1996 Plan. Participation in the 1996 Plan is broad. At December 31, 1998, approximately 600 employees had been granted awards.

     STOCK OPTIONS. The Committee is authorized to grant stock options, including both Incentive Stock Options (ISOs) which can result in potentially favorable tax treatment to participants and nonqualified stock options (i.e., options not qualifying as ISOs). The exercise price per share subject to an option will in each case be not less than 100% of the fair market value of a share on the date of grant. The maximum term of each option, the times at which each option will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment generally will be fixed by the Committee, except no ISO may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash or shares having a fair market value equal to the exercise price, as the Committee may determine from time to time, and the Committee may establish procedures for broker-assisted cashless exercises. ISOs are subject to certain additional limitations in order to qualify for favorable tax treatment.

     LSARS. The Committee or the Board is authorized to grant LSARs. An LSAR is a limited stock appreciation right, payable in cash and exercisable only upon the occurrence of a change in control (as defined), which entitles the participant to receive for each LSAR the excess of a defined "market price" of a share over the exercise price per share of a stock option to which the LSAR relates. The term "market price" means the greater of (i) the highest price per share paid in connection with the change in control and (ii) the highest trading price per share during the 60 days before the change in control. LSARs may or may not be in tandem with the related stock option; if in tandem, the exercise of the LSAR will result in the cancellation of the stock option; if not in tandem, the related stock option will remain outstanding even though the LSAR has been exercised. The term of each LSAR and related forfeiture provisions will be the same as the option to which the LSAR relates; the exercise or cancellation of an option will result in the cancellation of any unexercised LSAR to which the option relates.

     RESTRICTED AWARDS. The Committee is authorized to grant Restricted Awards, which includes restricted stock and restricted stock units. An award of restricted stock is a grant of shares which may not be sold or disposed of and which may be forfeited in the event of certain kinds of termination of employment or service to the Corporation prior to the end of the restricted period specified by the Committee. Except for these restrictions, a participant granted restricted stock generally has all of the rights of a shareholder of the Corporation, including the right to vote the shares and to receive dividends and distributions, except that dividends and distributions are automatically deemed reinvested in additional shares of restricted stock. An award of restricted stock units represents an obligation of the Corporation to issue shares at a specified future date, which award is non-transferable and subject to a risk of forfeiture in the event of certain kinds of termination of employment or service to the Corporation prior to the end of the restricted period specified by the Committee. The restricted period may end before the delivery date for the shares, in which case the award represents a non-forfeitable right to deferred delivery of shares (i.e., stock units). A participant granted restricted stock units has no shareholder rights until shares are issued and delivered, although, for each stock unit (whether or not restricted), amounts equal to the dividends on a share of Common Stock ("dividend equivalents") are credited and automatically deemed reinvested in additional stock units.

     The restricted period for restricted stock and the period during which restricted stock units are subject to a risk of forfeiture may not be less than one year, except in the event of accelerated lapse of restrictions upon a change in control or other extraordinary corporate events or in connection with certain types of termination of employment.

     PERFORMANCE AWARDS. The Committee may impose a condition upon the grant or settlement of a Restricted Award based on the attainment of performance objectives over a performance period specified by the Committee. In such case, not later than 90 days after the beginning of performance period, the Committee shall establish a performance award target for that performance period and specify the performance objective which will be a condition to the grant of the performance award. The performance objective will relate to one or more corporate, business group or divisional levels of performance during the performance period relating to the following business criteria, as specified by the Committee: earnings per share, net earnings, pretax earnings, operating income, net sales, market share, balance sheet measurements, cash return on assets, book value, shareholder return or return on average common equity. In establishing required performance levels, the Committee or Board may disregard or offset the effect of extraordinary or nonrecurring accounting items and changes in required accounting standards. Performance awards may also be authorized as to which the grant is subject to performance based on any of the business criteria specified above as compared to comparable performance of specified peer companies. Awards under the Mid-Term Subplan are performance awards having a performance objective based on the Corporation's shareholder return as compared to peer companies. The Committee retains the discretion to reduce the amount of a performance award that is granted and to impose service requirements which must be met in addition to any required performance objectives.

     OTHER TERMS OF AWARDS. The Committee may permit participants to defer payments relating to awards, including deferrals intended to defer taxation. In addition, the Committee may permit participants to convert restricted stock into stock units at or before the time restrictions on the restricted stock would otherwise lapse. A stock unit is a right to receive a share at a future date, representing in effect a restricted stock unit as to which the risk of forfeiture has lapsed. Settlement of any stock unit (including a restricted stock unit) will be in shares, except that the Committee is authorized to settle such awards in cash. Payments under the 1996 Plan are subject to deduction to satisfy withholding taxes, and participants may be required to separately pay withholding taxes relating to receipt of shares under the 1996 Plan. The Committee may permit participants to direct the Corporation to withhold shares from any award or to deliver previously acquired shares to satisfy withholding obligations. Awards granted under the 1996 Plan generally are nontransferable except pursuant to the laws of descent and distribution, except that the Committee may permit transfers of nonqualified stock options for estate planning purposes. Awards under the 1996 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise).

     AMENDMENT AND TERMINATION OF THE 1996 PLAN. The Board may amend, suspend or terminate the 1996 Plan at any time, but may not, without shareholder approval, amend the 1996 Plan to increase the number of shares reserved under the 1996 Plan or reduce the exercise price for options that may be granted under the 1996 Plan. Thus, the 1996 Plan may be amended in ways which increase the cost to the Corporation without further shareholder approval. The 1996 Plan does not otherwise specify a termination date, although ISOs cannot be granted after the applicable ten year expiration date under Section 422 of the Code.

     AWARDS SUBJECT TO SHAREHOLDER APPROVAL OF AMENDMENT. Certain awards granted under the Mid-Term Subplan are subject to shareholder approval of the amendment to the 1996 Plan to increase the annual per-person limitation on Restricted Awards. Specifically, Mr. McDonald's Restricted Awards for the initial three performance cycles, ending in 1999, 2000 and 2001, and the portion of the awards to Messrs. Schamberger and MacFarlan in excess of 2,000 shares for each of those performance cycles, are subject to shareholder approval of the 1996 Plan amendment. The terms of the Mid-Term Subplan and initial awards thereunder are described above under the caption "Increase in Maximum Annual Restricted Awards." The following table sets forth information regarding the initial Mid-Term Subplan awards or parts thereof that are subject to shareholder approval of the 1996 Plan amendment:

                               NEW PLAN BENEFITS

                          1996 STOCK COMPENSATION PLAN
              (ONLY AWARDS SUBJECT TO SHAREHOLDER APPROVAL SHOWN)

-------------------------------------------------------------------------------------------------
                                   NUMBER OF RESTRICTED STOCK
                                    UNITS THAT MAY BE EARNED*
-------------------------------------------------------------------------------------------------
                                   TARGET FOR         MAXIMUM         AGGREGATE       AGGREGATE
                                  EACH OF THE       FOR EACH OF      TARGETS FOR     MAXIMUM FOR
      NAME AND POSITION          INITIAL CYCLES    INITIAL CYCLES    THREE CYCLES    THREE CYCLES
-------------------------------------------------------------------------------------------------
M.J. McDonald................        4,930              9,860           14,790          29,580
Chairman, President and Chief
  Executive Officer
J.P. Schamberger.............           --              1,916               --           5,748
Vice President and
  Chairman -- Jeanswear
  Coalition
D.G. MacFarlan...............           --              1,916               --           5,748
Vice President and
  Chairman -- Knitwear,
  Playwear & Intimate Apparel
  Coalitions
All Executive Officers as a
  Group (8 in number)........        4,930             13,692           14,790          41,076
All Non-Executive Directors
  as a Group (8 in number)...          N/A                N/A              N/A             N/A
Non-Executive Officer
  Employee Group (including
  current officers who are
  not executive officers)....          -0-                -0-              -0-             -0-
-------------------------------------------------------------------------------------------------

* Excludes additional Stock Units resulting from dividend equivalents on the number of Stock Units earned; the number of additional Stock Units that may be earned cannot be determined at this time.

     The foregoing table does not include information regarding Mid-Term Subplan awards that are not subject to shareholder approval of the 1996 Plan amendment, covering up to 51,968 restricted stock units per cycle, 155,904 in the aggregate, that may be earned based on performance during the remainder of the initial three performance cycles ending in 1999, 2000 and 2001. In addition, because 1996 Plan awards are in the discretion of the Committee, the type, number, recipients and other terms of future awards under the 1996 Plan cannot be determined at this time. Certain information regarding awards under the 1996 Plan is presented in the "Summary Compensation Table" and the table entitled "Options Granted in the 1998 Fiscal Year" above, and in Note L to the Corporation's financial statements for the year ended January 2, 1999, in the Annual Report which accompanies this proxy statement. In the event shareholders disapprove this Proposal, performance-based awards that would otherwise have qualified under Code Section 162(m) will not be granted to the extent required under Treasury Regulation 1.162-27(e)(4) so that shareholder approval would have met the requirements of that Regulation.

     FEDERAL INCOME TAX IMPLICATIONS OF THE 1996 PLAN. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the 1996 Plan.

     The grant of an option or LSAR will create no tax consequences for the participant or the Corporation. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercise of an option other than an ISO, the participant generally must recognize ordinary income equal to the fair market value of the shares acquired on the date of exercise minus the exercise price. Upon exercise of an LSAR, the participant generally must recognize ordinary income equal to the cash received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option or LSAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis being, generally, the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or LSAR).

     The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or LSAR. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

     A participant granted restricted stock under the 1996 Plan, during the period it is restricted as to transferability and subject to a substantial risk of forfeiture, generally will not be subject to taxation at grant or for the duration of such restrictions. If shares have been delivered to the participant, he or she generally must recognize ordinary income equal to the fair market value of the shares at the time the restricted stock becomes transferable or not subject to a substantial risk of forfeiture. Generally, taxation is deferred with respect to restricted stock units and stock units that are unrestricted until stock is delivered to the participant in settlement of the award. In any case, the Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant (except as limited under Code Section 162(m), discussed below), in the year in which the participant recognizes such income.

     Code Section 162(m) generally disallows a public company's tax deduction for compensation to certain executive officers, defined as "covered employees," in excess of $1 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even if it exceeds $1 million. As discussed above, the Corporation intends that options granted and performance-based Restricted Awards granted under the 1996 Plan qualify as such

"performance-based compensation," so that such awards will not be subject to the $1 million deductibility cap of Code Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1996 Plan will be fully deductible under all circumstances. In addition, other awards under the 1996 Plan, including Restricted Awards not subject to performance conditions (and possibly LSARs), will not so qualify, so that compensation paid to persons who are covered employees in connection with such awards, to the extent such compensation and other compensation subject to Code Section 162(m)'s deductibility cap in a given year exceeds $1 million, will be subject to Code
Section 162(m)'s deductibility cap. (See Organization and Compensation Committee Report.)

     The foregoing general discussion is intended for the information of shareholders considering their vote with respect to the 1996 Plan amendment and not as tax guidance to participants in the 1996 Plan. This discussion does not address the effects of other Federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE FOREGOING AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN
             AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                            INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee of the Board of Directors to serve as independent accountants for the Corporation for the current fiscal year. One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions.

                               OTHER INFORMATION

OTHER MATTERS

     The Board of Directors does not know of any other matter that is intended to be brought before the Meeting, but if any other matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment. At February 1, 1999, the Corporation had not received notice of any matter to be presented at the Meeting other than as described in this proxy statement.

     The enclosed proxy may be revoked by a later-dated proxy, by giving notice to the Secretary of the Corporation in writing prior to the Meeting or by personal notification at the Meeting prior to the voting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires directors and certain officers of the Corporation, as well as persons who own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Corporation believes that during the preceding year all Reporting Persons timely complied with all filing requirements applicable to them, except that Mr. McDonald inadvertently omitted reports of four gifts of shares to charitable organizations from his otherwise timely filed Form 5, which was subsequently amended.

EXPENSES OF SOLICITATION

     The cost of this proxy solicitation will be borne by the Corporation. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Corporation without additional compensation. The Corporation has engaged D. F. King & Co., Inc. to solicit proxies in connection with the proxy statement, and employees of that company are expected to solicit proxies in person, by telephone and by mail. The anticipated cost to the Corporation of such solicitation is approximately $10,000. The Corporation will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

2000 SHAREHOLDER PROPOSALS

     In order for shareholder proposals for the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Greensboro, North Carolina on or before November 14, 1999. In order for shareholder proposals that are not intended to be included in the Corporation's proxy statement but which are to be presented at the 2000 Annual Meeting of Shareholders to be timely, notice of such proposal must be received by the Corporation at its principal office in Greensboro, North Carolina on or before February 1, 2000.

                                             By Order of the Board of Directors

                                                  Candace S. Cummings

                                             Vice President - Administration,
                                             General Counsel and Secretary

Dated: March 17, 1999

                      [This Page Intentionally Left Blank]

EXHIBIT 'A'

                                V.F. CORPORATION
                         1996 STOCK COMPENSATION PLAN,
                                   AS AMENDED

                                   ARTICLE I

                                    PURPOSE

     1.1 PURPOSE. The purpose of the V.F. Corporation 1996 Stock Compensation Plan (this "Plan") is to strengthen the ability of V.F. Corporation (the "Company") to attract, motivate, and retain employees and directors of superior ability and to more closely align the interests of such employees and directors with those of the Company's shareholders by relating compensation to increases in shareholder value.

                                   ARTICLE II

                              GENERAL DEFINITIONS

     2.1 "AGREEMENT" The written instrument evidencing the grant to a Participant of an Award. Each Participant may be issued one or more Agreements from time to time, evidencing one or more Awards.

     2.2  "AWARD"  Any award granted under this Plan.

     2.3  "BOARD"  The Board of Directors of the Company.

     2.4 "CHANGE IN CONTROL" A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A, as in effect on the Effective Date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "Person" (as such term is used in sec.13(d) and sec.14(d) of the Exchange Act), except for (A) those certain trustees under Deeds of Trust dated August 21, 1951 and under the Will of John E. Barbey, deceased (a "Trust" or the "Trustee"), and
(B) any employee benefit plan of the Company or any Subsidiary, or any entity holding voting securities of the Company for or pursuant to the terms of any such plan (a "Benefit Plan" or the "Benefit Plans"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (ii) there occurs a contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to vote securities representing 30% or more of the combined voting power of the Company's then outstanding securities; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Plan (x) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and officers of the Company, or any entity in which such officers have, directly or indirectly, at least a 5% equity or ownership interest or (y) in a transaction otherwise commonly referred to as a "management leveraged buyout".

     Clause (i) above to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities solely as the result of an acquisition by the Company or any Subsidiary of voting securities of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that if a Person becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities by reason of share purchases by the Company or any Subsidiary and shall, after such share purchases by the Company or a Subsidiary, become the beneficial owner, directly or indirectly, of any additional voting securities of the Company, then a Change in Control of the Company shall be deemed to have occurred with respect to such Person under clause (i). Notwithstanding the foregoing, in no event shall a Change in Control of the Company be deemed to occur under clause (i) with respect to any Trust or Benefit Plan.

     Clauses (i) and (ii) to the contrary notwithstanding, the Board may, by resolution adopted by at least two-thirds of the directors who were in office at the date a Change in Control occurred, declare that a Change in Control described in clause (i) or (ii) has become ineffective for purposes of this Plan if the following conditions then exist: (x) the declaration is made within 120 days of the Change in Control; and (y) no person, except for (A) the Trusts, and
(B) the Benefit Plans, either is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities or has the ability or power to vote securities representing 10% or more of the combined voting power of the Company's then outstanding securities. If such a declaration shall be properly made, the Change in Control shall be ineffective ab initio.

     2.5 "CODE" The Internal Revenue Code of 1986, as amended, and applicable regulations and rulings issued thereunder.

     2.6 "COMMITTEE" The Committee, appointed by the Board, to administer the Plan in accordance with the provisions in Article IV.

     2.7 "COMMON STOCK" The common stock of the Company as described in the Company's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.8  "COMPANY"  V.F. Corporation, or any successor to the Company.

     2.9 "DATE OF GRANT" The date on which the granting of an Award is authorized by the Committee, unless another date is specified by the Committee or by a provision in this Plan applicable to the Award.

     2.10  "DIRECTOR"  A member of the Board who is not an Employee.

     2.11 "DISPOSITION" Any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after his or her death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment.

     2.12  "EMPLOYEE"  Any employee of the Company or a Subsidiary.

     2.13 "EXCHANGE ACT" The Securities Exchange Act of 1934, as amended, and applicable regulations and rulings issued thereunder.

     2.14 "FAIR MARKET VALUE" The average of the reported high and low sales price of the Common Stock (rounded up to the nearest one-tenth of a dollar) on the date on which Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the principal exchange or in such other principal market on which the Common Stock is trading.

     2.15 "INCENTIVE STOCK OPTION" A Stock Option intended to satisfy the requirements of Section 422(b) of the Code.

     2.16 "LIMITED STOCK APPRECIATION RIGHT" OR "LIMITED RIGHT" The rights specified in Article VIII.

     2.17 "NON-QUALIFIED STOCK OPTION" A Stock Option other than an Incentive Stock Option.

     2.18 "PARTICIPANT" An Employee or Director selected by the Committee to receive an Award.

     2.19 "PERFORMANCE OBJECTIVE" A performance objective established pursuant to Section 9.3 hereof.

     2.20 "RESTRICTED STOCK" Common Stock which is subject to restrictions and awarded to Participants under Article IX of this Plan and any Common Stock purchased with or issued in respect of dividends and distributions on the Restricted Stock.

     2.21 "RESTRICTED STOCK UNITS" Stock Units which are subject to a risk of forfeiture and other restrictions and awarded to Participants under Article IX of this Plan, including Stock Units resulting from deemed reinvestment of dividend equivalents on Restricted Stock Units.

     2.22 "RETIREMENT" Employment separation and commencement of pension benefits under the V.F. Corporation Pension Plan (or any successor plan thereto) on account of early, normal or late retirement thereunder.

     2.23 "RULE 16B-3" Rule 16b-3 under the Exchange Act or any successor thereto.

     2.24 "SECURITIES ACT" The Securities Act of 1933, as amended, and applicable regulations and rulings issued thereunder.

     2.25 "STOCK OPTION" An award of a right to purchase Common Stock pursuant to Article VII.

     2.26 "STOCK UNITS" An unfunded obligation of the Company, the terms of which are set forth in Section 9.6.

     2.27 "SUBSIDIARY" A "subsidiary corporation" as defined in Section 424(f) of the Code that is a subsidiary of the Company.

                                  ARTICLE III

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     3.1 COMMON STOCK AUTHORIZED. Subject to the provisions of this Article and Article XI, the total aggregate number of shares of Common Stock that may be issued, pursuant to Awards, shall not exceed 8,900,000 shares (plus additional shares, if any, which, as of the effective date of this Plan or thereafter, are available or become available for award under the Company's 1991 Stock Option Plan and the 1995 Key Employee Restricted Stock Plan); provided, however, that in no event shall the number of shares of Restricted Stock and Restricted Stock Units to be awarded either as Service Awards or Performance Awards under this Plan exceed 1,200,000.

     3.2  LIMITATION OF SHARES.  For purposes of the limitations specified in
Section 3.1, the following principles apply: (a) a decrease in the number of shares which thereafter may be issued or transferred for purposes of Section 3.1 shall result from (i) the delivery of shares of Common Stock upon exercise of a Stock Option or payment of cash in settlement of a Limited Stock Appreciation Right in any manner, and (ii) the expiration of the risk of forfeiture on Restricted Stock or Restricted Stock Units, including the conversion of Restricted Stock to Stock Units under Section 9.6; (b) shares of Common Stock with respect to which Stock Options and Limited Stock Appreciation Rights expire, are canceled without being exercised, or are otherwise terminated may be regranted under this Plan; and (c) if any shares of Common Stock related to an Award are not issued or, for any reason, cease to be issuable or are forfeited, such shares of Common Stock shall no longer be charged against the limitation provided for in Section 3.1 and shall be available again for grant of Awards.

     3.3 SHARES AVAILABLE. At the discretion of the Board or the Committee, the shares of Common Stock to be delivered under this Plan shall be made available either from authorized and unissued shares of Common Stock or shares of Common Stock controlled by the Company, or both; provided, however, that absent such determination by the Board or the Committee to the contrary, in whole or in part, the shares shall consist of the Company's authorized but unissued Common Stock.

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

     4.1 COMMITTEE. The Plan generally shall be administered by the Organization and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, subject to this Article IV. The Committee shall consist of two or more Directors. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board. In appointing members of the Committee, the Board may consider whether a member is or will qualify as a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an "outside director" within the meaning of Treasury Regulation 1.62-27(e)(3) under Code Section 162(m), but such members are not required to so qualify at the time of appointment or during their term of service on the Committee. At any time that a member of the Committee does not so qualify, any action of the Committee relating to an award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an award intended by the Committee to constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Directors who so qualify as a "Non-Employee Director" or "outside director" (whichever may apply), or (ii) by the Committee but with each such member who does not so qualify as a "Non-Employee Director" or "outside director" (whichever may apply) abstaining or recusing himself or herself from such action, provided that at least two Directors serving on the Committee remain qualified to act. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s), shall be the action of the Committee for purposes of the Plan. The foregoing notwithstanding, the Board may perform any function of the Committee under the Plan, including transactions with respect to Directors. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

     4.2 POWERS. The Committee has discretionary authority to determine the Employees and Directors to whom, and the time or times at which, Awards shall be granted. The Committee also has authority to determine the amount of shares of Common Stock that shall be subject to each Award and the terms, conditions, and limitations of each Award, subject to the express provisions of this Plan. The Committee shall have the discretion to interpret this Plan and to make all other determinations necessary for Plan administration. The Committee has authority to prescribe, amend and rescind any rules and regulations relating to this Plan, subject to the express provisions of this Plan. All Committee interpretations, determinations, and actions shall be in the sole discretion of the Committee and shall be binding on all parties. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

     4.3 AGREEMENTS. Awards shall be evidenced by an Agreement and may include any terms and conditions not inconsistent with this Plan, as the Committee may determine.

     4.4 NO LIABILITY. No member of the Board, the Committee or any of its delegates shall be liable for any action or determination made in good faith with respect to this Plan, any Award or any Agreement.

                                   ARTICLE V

                                  ELIGIBILITY

     5.1 PARTICIPATION. Participants shall be selected by the Committee from the Employees and Directors. Such designation may be by individual or by class.

     5.2 INCENTIVE STOCK OPTION ELIGIBILITY. A Director shall not be eligible for the grant of an Incentive Stock Option. In addition, no Employee shall be eligible for the grant of an Incentive Stock Option who owns (within the meaning of Section 422(b) of the Code), or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

     5.3 LIMIT ON AWARDS. Awards granted to any Employee shall not exceed in the aggregate during any calendar year (a) 250,000 Stock Options (with or without tandem Limited Rights and inclusive of any Limited Rights granted pursuant to Section 11.2) and (b) 50,000 shares of Restricted Stock or Restricted Stock Units (subject in each case to adjustment as provided in Article XI).

                                   ARTICLE VI

                                FORMS OF AWARDS

     6.1 AWARD ELIGIBILITY. The forms of Awards under this Plan are Stock Options as described in Article VII, Limited Stock Appreciation Rights as described in Article VIII, and Restricted Stock and Restricted Stock Units as described in Article IX. The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards.

                                  ARTICLE VII

                                 STOCK OPTIONS

     7.1 EXERCISE PRICE. The exercise price of Common Stock under each Stock Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

     7.2 TERM. Stock Options may be exercised as determined by the Committee, provided that Incentive Stock Options may in no event be exercised later than 10 years from the

Date of Grant or granted later than 10 years after the applicable date under
Section 422(b)(2) of the Code. During the Participant's lifetime, only the Participant may exercise an Incentive Stock Option. The Committee may amend the terms of an Incentive Stock Option at any time to include provisions that have the effect of changing such Incentive Stock Option to a Non-qualified Stock Option, or vice versa (to the extent any such change is permitted by applicable law).

     7.3 METHOD OF EXERCISE. Upon the exercise of a Stock Option, the exercise price shall be payable in full in cash or an equivalent acceptable to the Committee. No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares. At the discretion of the Committee and provided such payment can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act, the exercise price may be paid by assigning and delivering to the Company shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or partial payment of the exercise price shall be valued at the closing market price of the Common Stock on the principal exchange or in such other principal market on which the Common Stock is trading on the exercise date. In addition, at the request of the Participant and to the extent permitted by applicable law, the Company in its discretion may selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Company the exercise price of the Stock Options being exercised, and the Company, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

     7.4 LIMITATION OF INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options, the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amount as may be prescribed under the Code. If any Stock Option intended to be an Incentive Stock Option fails to so qualify, including under the requirement set forth in this Section 7.4, such Stock Option shall be deemed to be a Non-qualified Stock Option and shall be exercisable in accordance with the Plan and the Stock Option's terms.

                                  ARTICLE VIII

                       LIMITED STOCK APPRECIATION RIGHTS

     8.1 GRANT. The grant of Limited Stock Appreciation Rights under this Plan shall be subject to the terms and conditions of this Article VIII and shall contain such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall deem desirable. A Limited Right is a stock appreciation right which is effective only upon a Change in Control (as defined in Section 2.4) and is payable only in cash. The amount of payment to which any grantee of such a Limited Right shall be entitled upon exercise shall be equal to the difference between the exercise price per share of any Common Stock covered by a Stock Option in connection with, whether or not in tandem, such Limited Right and the "Market Price" of a share of Common Stock. For purposes of this Section 8.1, the term "Market Price" shall mean the greater of (i) the highest price per share of Common Stock paid in connection with the Change in Control and (ii) the highest price per share of Common Stock reflected in the NYSE Transactions Report during the sixty day period prior to the Change in Control. If the Limited Rights are exercised, the tandem Stock Options shall cease to be exercisable to the extent of the Common Stock with respect to which such Limited Rights are exercised.

                                   ARTICLE IX

                                RESTRICTED STOCK

     9.1 TYPES OF AWARD. The Committee, in its discretion, is authorized to grant Awards of Restricted Stock and Restricted Stock Units (together, "Restricted Awards") either as Service Awards or Performance Awards. As used herein, the term "Service Award" refers to any Restricted Award described in
Section 9.2 and the term "Performance Award" refers to any Restricted Award described in Section 9.3. Restricted Stock shall be nontransferable until such time as all of the restrictions underlying the Award have been satisfied.

     9.2 SERVICE AWARD. The Committee may grant shares of Restricted Stock or Restricted Stock Units to a Participant subject to forfeiture upon an interruption in the Participant's continuous service with the Company or a Subsidiary within a specified period (which shall not be less than one year) specified by the Committee. The period during which Restricted Stock Units are subject to a risk of forfeiture may be shorter than the period during which settlement of the Restricted Stock Units is deferred.

     9.3 PERFORMANCE AWARD. The Committee may grant Restricted Stock or Restricted Stock Units to a Participant upon the attainment of a Performance Objective as follows: Not later than the applicable deadline under Treasury Regulation 1.162-27(e), the Committee, in its sole discretion, may establish (a) a Performance Award for a Participant for a specified period during which performance will be measured (the "Performance Period"), and (b) with respect to such Participant one or more Performance Objectives to be satisfied prior to the Participant's becoming entitled to settlement of such Performance Award for such Performance Period. Any Performance Objective shall be comprised of specified corporate, business group or divisional levels of performance, over the Performance Period, relating to one or more of the following performance criteria: earnings per share; net earnings; pretax earnings; operating income; net sales; market share; balance sheet measurements; cash return on assets; book value; shareholder return, or return on average common equity. In establishing the level of Performance Objective to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring items as determined by the Company's outside accountants in accordance with generally accepted accounting principles and changes in accounting standards as may be required by the Financial Accounting Standards Board. Performance Awards may also be granted in the sole discretion of the Committee, if the Company's performance during a specified Performance Period, as measured by one or more of the criteria enumerated in this Section 9.3, as compared to comparable measures of performance of peer companies, equals or exceeds Performance Objectives established by the Committee not later than the applicable deadline under Treasury Regulation 1.162-27(e). No Performance Award shall be settled or paid out to a Participant for a Performance Period prior to written certification by the Committee of attainment of the Performance Objective(s) applicable to such Participant. Notwithstanding attainment of the applicable Performance Objective or any provisions of this Plan to the contrary, the Committee shall have the power, in its sole discretion, to (a) exercise negative discretion to reduce the Performance Award to a Participant for any Performance Period to zero or such other amount as it shall determine; (b) impose service requirements which must be fulfilled by the Participant during the Performance Period or subsequent to the attainment of the Performance Objective; and (c) provide for accelerated settlement or payment of a Performance Award upon a Change in Control or specified terminations of employment.

     9.4 DELIVERY. If a Participant, with respect to a Service Award, continuously remains in the employ of the Company or a Subsidiary for the period specified by the Committee, or, with respect to a Performance Award, if and to the extent that the Participant fulfills the requirements of the Performance Objective and any service requirements as may be imposed by the Committee, the shares awarded to such Participant as Restricted Stock shall be delivered to such Participant without any restrictions promptly after the applicable event, and the risk of forfeiture applicable to Restricted Stock Units shall end and such Restricted Stock Units shall then and thereafter be settled in accordance with the terms of such Restricted Stock Units (including any elective deferral of settlement permitted by the Committee). The foregoing notwithstanding, the Committee may determine that any restrictions and/or deferral period applicable to a Restricted Award shall be deemed to end or have ended on an accelerated basis at the time of the Participant's death while employed or serving as a Director or upon the Participant's termination of employment or service due to disability or following a Change in Control.

     9.5 SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan, each Participant shall have, with respect to all shares of Restricted Stock, all the rights of a shareholder of the Company, including the right to vote the Restricted Stock; provided, however, that all distributions payable with respect to the Restricted Stock shall be retained by the Company and reinvested in additional shares of Common Stock to be issued in the name of the Participant. Any shares of Common Stock acquired as a result of reinvestment of such distributions shall also be Restricted Stock subject to the terms and conditions of this Plan. A Participant shall have no rights of a shareholder relating to Restricted Stock Units or Stock Units until such time as shares are issued or delivered in settlement of such Restricted Stock Units or Stock Units.

     9.6 DEFERRAL OF RECEIPT OF RESTRICTED STOCK. A Stock Unit, whether or not restricted, shall represent the conditional right of the Participant to receive delivery of one share of Common Stock at a specified future date, subject to the terms of the Plan and the applicable Agreement. Until settled, a Stock Unit shall represent an unfunded and unsecured obligation of the Company with respect to which a Participant has rights no greater than those of a general creditor of the Company. Unless otherwise specified by the Committee, each Stock Unit will carry with it the right to crediting of an amount equal to dividends and distributions paid on a share of Common Stock ("dividend equivalents"), which amounts will be deemed reinvested in additional Stock Units, at the Fair Market Value of Common Stock at the dividend payment date. Such additional Stock Units will be subject to the same risk of forfeiture, other restrictions, and deferral of settlement as the original Stock Units to which such additional Stock Units directly or indirectly relate. Unless the Committee determines to settle Stock Units in cash, Stock Units shall be settled solely by issuance or delivery of shares of Common Stock. The Committee may, in its sole discretion, permit Participants to convert their Restricted Stock into an equivalent number of stock units as of the date on which all applicable restrictions pertaining to the Restricted Stock would either lapse or be deemed satisfied (the "Vesting Date"). Any such request for conversion must
(a) be made by the Participant at least six months prior to the Vesting Date and
(b) specify a deferral date which is no earlier than the earlier of (i) the Participant's termination of employment or (ii) the first anniversary of the Vesting Date.

                                   ARTICLE X

                      FORFEITURE AND EXPIRATION OF AWARDS

     10.1 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the express provisions of this Plan and the terms of any applicable Agreement, the Committee, in its discretion, may provide for the forfeiture or continuation of any Award for such period and upon such terms and conditions as are determined by the Committee in the event that a Participant ceases to be an Employee or Director. In the absence of Committee action or except as otherwise provided in an Agreement, the following rules shall apply:

          (a) with respect to Stock Options granted to Employees, in the event of Retirement, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Options or 36 months (12 months in the case of Incentive Stock Options) following the date of Retirement; in the event of permanent and total disability, the Stock Options shall continue to vest according to the original schedule, but no Stock Options may be exercised after the expiration of the earlier of the remaining term of such Stock Option or 12 months following the date of permanent and total disability; in the event of death, Stock Options held at the time of death by the Participant may be exercised by the estate or beneficiary of such Participant until the expiration of the earlier of the remaining term of such Stock Options or three years from the date of death; in the event of the Participant's voluntary separation of employment, the Stock Options shall terminate and be forfeited as of the date of separation of employment; in the event of the Participant's involuntary separation of employment, the Stock Option shall be exercisable until the end of the period of the Participant's receipt of installments of severance pay, if any, from the Company; in the event of an involuntary separation of employment without severance pay or if severance pay is paid in a lump sum, the Stock Options shall not be exercisable after the date of separation of employment;

          (b) with respect to Limited Rights granted to Employees, in the event of Retirement or permanent and total disability, the Limited Rights shall continue in effect for six months following separation of service, and such Limited Rights may be exercised during such six month period; in the event of the Participant's death or voluntary separation of service, the Limited Rights shall terminate as of the date of separation from employment; provided that Limited Rights pursuant to Section 8.1 may be exercised in accordance with their terms by the holder thereof who separated from employment following a Change in Control, without respect to the separation of employment of such holder; and

          (c) with respect to Restricted Awards granted to Employees, in the event of a Participant's voluntary or involuntary separation before the expiration of the employment period specified by the Committee, with respect to Service Awards, or before the fulfillment of the Performance Objective and any other restriction imposed by the Committee, with respect to Performance Awards, any shares of Restricted Stock shall be returned to the Company and any Restricted Award shall be deemed to have been forfeited by the Participant as of the date of such separation.

     10.2 LEAVE OF ABSENCE. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason shall be considered to still be in the employ of the Company, provided that rights to such Award during a leave of absence shall be limited to the extent to which such rights were earned or vested when such leave of absence began.

                                   ARTICLE XI

                             ADJUSTMENT PROVISIONS

     11.1 SHARE ADJUSTMENTS. If the number of outstanding shares of Common Stock is increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional, new, or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment in order to preserve the benefits or potential benefits intended to be made available to the Participants may be made, in the discretion of the Committee, in all or any of the following (i) the maximum number and kind of shares provided in Section 3.1 and the number of Awards that may be granted to an Employee in the specified period under Section 5.3; (ii) the number and kind of shares or other securities subject to then outstanding Awards; and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards. The Committee may also make any other adjustments, or take such action as the Committee, in its discretion, deems appropriate in order to preserve the benefits or potential benefits intended to be made available to the Participants. Any fractional share resulting from such adjustment may be eliminated.

     11.2 CORPORATE CHANGES. Subject to Article XIII, upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving Company and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving Company (or survives only as a subsidiary of another Company in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control, subject to the terms of any applicable Agreement, the Committee serving prior to the date of the applicable event may, to the extent permitted in Section 3.1 of this Plan, in its discretion and without obtaining shareholder approval, take any one or more of the following actions with respect to any Participant:

          (a) accelerate the exercise dates of any or all outstanding Awards;

          (b) grant Limited Rights to holders of outstanding Stock Options;

          (c) eliminate any and all restrictions with respect to outstanding Restricted Awards;

          (d) pay cash to any or all holders of Stock Options in exchange for the cancellation of their outstanding Stock Options and cash out all outstanding stock units;

          (e) grant new Awards to any Participants; or

          (f) make any other adjustments or amendments to outstanding Awards or determine that there shall be substitution of new Awards by such successor employer Company or a parent or subsidiary company thereof, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices.

     11.3 BINDING DETERMINATION. Adjustments under Sections 11.1 and 11.2 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any instrument executed pursuant to this Plan shall confer upon any Participant any right to continue in the employ of the Company or a Subsidiary or affect the Company's or a Subsidiary's right to terminate the employment of any Participant at any time with or without cause or any right to continue to serve as a Director of the Company or affect any party's right to remove such Participant as a Director.

     12.2 SECURITIES REQUIREMENTS. The Company shall not be obligated to issue or transfer shares of Common Stock pursuant to an Award unless all applicable requirements imposed by federal and state laws, regulatory agencies, and securities exchanges upon which the Common Stock may be listed have been fully complied with. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

     12.3 NO RIGHT TO STOCK. No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title, or interest in any shares of Common Stock allocated or reserved under this Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

     12.4 WITHHOLDING. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any federal, state, or local taxes as required by law to be withheld with respect to such cash payments. In the case of Awards paid in Common Stock, the Participant or other person receiving such Common Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold with respect to such Common Stock. Also, at the discretion of the Committee and provided such withholding can be effected without causing the Participant to incur liability under Section 16(b) of the Exchange Act, the Participant may (i) direct the Company or Subsidiary to withhold from the shares of Common Stock to be issued or transferred to the Participant the number of shares necessary to satisfy the Company's or Subsidiary's obligation to withhold taxes, such determination to be based on the shares' Fair Market Value as of the date on which tax withholding is to be made,
(ii) deliver sufficient shares of Common Stock (based upon the Fair Market Value at the date of withholding) to satisfy the withholding obligations, or (iii) deliver sufficient cash to satisfy the withholding obligations. Participants who elect to use such a stock withholding feature must make the election at the time and in the manner prescribed by the Committee.

     12.5 NO DISPOSITION. No Award under this Plan may be the subject of any Disposition (excluding shares of Common Stock with respect to which all restrictions have lapsed), other than by will or the laws of descent or distribution. Any attempted Disposition in violation of this provision shall be void and ineffective for all purposes. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to transfer a Non-qualified Stock Option (and any related limited right) to (a) a member or members of the Participant's immediate family, (b) a trust, the beneficiaries of which consist exclusively of members of the Participant's immediate family, (c) a partnership, the partners of which consist exclusively of members of the Participant's immediate family, or (d) any similar entity created for exclusive benefit of members of the Participant's immediate family.

     12.6 SEVERABILITY; CONSTRUCTION. If any provision of this Plan is held to be illegal or invalid for any reason, then the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. Headings and subheadings are for convenience only and not to be conclusive with respect to construction of this Plan.

     12.7 GOVERNING LAW. All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the Commonwealth of Pennsylvania, except as may be required by applicable federal law.

     12.8 OTHER DEFERRALS. The Committee may permit selected Participants to elect to defer payment of Awards in accordance with procedures established by the Committee including, without limitation, procedures intended to defer taxation on such deferrals until receipt (including procedures designed to avoid incurrence of liability under Section 16(b) of the Exchange Act). Any deferred payment, whether elected by the Participant or specified by an Agreement or by the Committee, may require forfeiture in accordance with stated events, as determined by the Committee.

                                  ARTICLE XIII

                           AMENDMENT AND TERMINATION

     13.1 AMENDMENTS; SUSPENSION; TERMINATION. The Board may at any time amend, suspend (and if suspended, may reinstate) or terminate this Plan; provided, however, that after the shareholders have approved this Plan in accordance with Section 14.1, the Board may not, without approval of the shareholders of the Company, amend this Plan so as to (a) increase the number of shares of Common Stock subject to this Plan except as permitted in Article XI or
(b) reduce the exercise price for shares of Common Stock covered by Stock Options granted hereunder below the applicable price specified in Article VII of this Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Award in a manner that materially and adversely affects a Participant without the consent of such Participant.

                                  ARTICLE XIV

                             DATE OF PLAN ADOPTION

     14.1 DATE OF PLAN ADOPTION. This Plan has been adopted by the Board effective December 3, 1996, subject to shareholder approval. Options may be granted under the Plan prior to such shareholder approval, but if the requisite shareholder approval is not obtained, then the Plan shall become null and void ab initio and of no further force or effect and such Awards shall be canceled. This Plan shall continue in effect with respect to Awards granted before termination of this Plan and until such Awards have been settled, terminated or forfeited.

                                 VF CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints M.J. McDonald and C.S. Cummings, and each of them, proxies of the undersigned, with power of substitution, to represent and vote, as directed on the reverse side of this card, all shares of Common Stock of VF Corporation held of record by the undersigned on March 2, 1999, at the Annual Meeting of Shareholders of VF Corporation to be held on April 20, 1999, and at any adjournments thereof, and, in their discretion, upon such other matters not specified as may come before said meeting.

ELECTION OF DIRECTORS                       Change of Address and Comments

                                        ---------------------------------------
Nominees:
                                        ---------------------------------------

                                        ---------------------------------------

         For a 3-year term:         Ursula F. Fairbairn
                                    Barbara S. Feigin
                                    Mackey J. McDonald


                                        ---------------------------------------
                                        (If you have written in the above space,
                                         please mark the corresponding box on
                                         the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.


THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE

                  PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN, AND FOR APPROVAL OF AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES, FOR PROPOSAL 1 AND FOR PROPOSAL 2

     FOR     WITHHELD                                                   FOR     AGAINST      ABSTAIN

1.  Election of Directors.                                             2.   PROPOSAL 1 --
                                                                            Re-approval of Certain
                                                                            Material Terms of the
                                                                            Executive Incentive
    FOR, except vote withheld from the following                            Compensation Plan
    nominee(s):
                                                                       3.    PROPOSAL 2 --
    ____________________________________                                     Approval of Amendments
                                                                             to the 1996 Stock
    ____________________________________                                     Compensation Plan and
                                                                             Re-approval of Certain
                                                                             Material Terms of the Plan

                                                                                           Change of Address/
                                                                                        Comments on Reverse Side

                                                                          PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
                                                                          IN THE ENCLOSED ENVELOPE.  NO POSTAGE REQUIRED
                                                                          IF MAILED IN THE UNITED STATES.

                                                                          NOTE:  Please  sign  name(s)  exactly  as printed
                                                                                 hereon.   Joint   owners   should  each
                                                                                 sign.   When   signing   as   attorney,
                                                                                 executor,  administrator,   trustee  or
                                                                                 guardian,  please  give  full  title as
                                                                                 such.



                                                                                 -------------------------------------------

                                                                                 -------------------------------------------
                                                                                   SIGNATURE(S)            DATE

                                 VOTING REQUEST


TO:      VF CORPORATION PENSION PLAN COMMITTEE (THE "COMMITTEE"),
         ADMINISTRATOR OF THE VF EXECUTIVE DEFERRED SAVINGS PLAN (THE "PLAN")

                  As a participant in the Plan with certain Basic and/or Matching Deferrals being credited with gains and losses as if invested in the VF Corporation Stock Fund, and in accordance with the Committee's procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant's Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:

ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:         For a 3-year term:
                  Ursula F. Fairbairn, Barbara S. Feigin and Mackey J. McDonald



      VOTE FOR all nominees listed                           VOTE WITHHELD
 [ ]  above, except vote withheld from                 [ ]   from all nominees
      individual nominees as follows:



                           --------------------------
                           --------------------------

PROPOSAL 1 - RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

              FOR                   AGAINST                   ABSTAIN

              [ ]                     [ ]                       [ ]


PROPOSAL 2 - AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

              FOR                   AGAINST                   ABSTAIN

              [ ]                     [ ]                       [ ]

         I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the Election of Directors, FOR re-approval of certain material terms of the Executive Incentive Compensation Plan, and FOR approval of the Amendments to the Stock Compensation Plan and re-approval of certain material terms of the Plan. I further understand that this Committee, pursuant to its discretionary powers under the Plan, may reject this request and direct the trustee to vote the shares in a contrary manner.

Signature of Participant:

___________________________



Dated: __________________, 1999

                                                  PLEASE SIGN, DATE AND RETURN
                                                  THESE INSTRUCTIONS PROMPTLY
IMPORTANT:  Please sign and date                  IN THE ENCLOSED ENVELOPE.  NO
these instructions exactly as your                POSTAGE REQUIRED IF MAILED IN
name appears hereon.                              THE UNITED STATES.

                                 VOTING REQUEST

TO:    VF CORPORATION PENSION PLAN COMMITTEE (THE "COMMITTEE"),
       ADMINISTRATOR OF THE VF DEFERRED SAVINGS PLAN FOR NON-EMPLOYEE DIRECTORS (THE "PLAN")

                   As a participant in the Plan with certain Deferrals being credited with gains and losses as if invested in the VF Corporation Stock Fund, and in accordance with the Committee's procedures permitting each such participant the right to request that the VF shares held by the trustee of the grantor trust relating to the Plan and credited to the participant's Plan account at the record date be voted in a specific manner, I hereby request that my VF shares so credited be voted, in person or by proxy, in the manner shown below:

ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:         For a 3-year term:
                  Ursula F. Fairbairn, Barbara S. Feigin and Mackey J. McDonald



     VOTE FOR all nominees listed                         VOTE WITHHELD
 [ ] above, except vote withheld from                 [ ] from all nominees
     individual nominees as follows:

                           --------------------------
                           --------------------------

PROPOSAL 1 - RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

              FOR                   AGAINST                   ABSTAIN

              [ ]                    [ ]                        [ ]



PROPOSAL 2 - AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

              FOR                   AGAINST                   ABSTAIN

              [ ]                     [ ]                       [ ]

         I understand that if I return this form properly signed but do not otherwise specify my choices, this will be deemed to be a request to vote FOR the Election of Directors, FOR re-approval of certain material terms of the Executive Incentive Compensation Plan, and FOR approval of the Amendments to the Stock Compensation Plan and re-approval of certain material terms of the Plan. I further understand that this Committee, pursuant to its discretionary powers under the Plan, may reject this request and direct the trustee to vote the shares in a contrary manner.

Signature of Participant:

__________________________
Dated: __________________, 1999

                                                  PLEASE SIGN, DATE AND RETURN
                                                  THESE INSTRUCTIONS PROMPTLY
IMPORTANT:  Please sign and date                  IN THE ENCLOSED ENVELOPE.  NO
these instructions exactly as your                POSTAGE REQUIRED IF MAILED IN
name appears hereon.                              THE UNITED STATES.

                                     [FRONT]

                             VOTING INSTRUCTION CARD

                                 VF CORPORATION

           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF VF CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO:      UMB Bank, N.A.,
         Trustee for the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the "Plan")

                  The undersigned hereby instructs the Trustee to vote, in person or by proxy, the Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to my account under the Plan at the 1999 Annual Meeting of Shareholders of VF Corporation to be held on April 20, 1999, and at any adjournments thereof.

ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:

         For a 3-year term: Ursula F. Fairbairn, Barbara S. Feigin and Mackey J. McDonald

         VOTE FOR all nominees listed                VOTE WITHHELD from all
         above, except vote withheld                 nominees.
         from individual nominees as
         follows (if any):                               [ ]

                            ------------------------
                            ------------------------

PROPOSAL 1 - RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.


                  FOR                AGAINST                  ABSTAIN

                  [ ]                  [ ]                      [ ]




                    (Continued and to be signed on reverse)

                         (Continued from the other side)


PROPOSAL 2 - AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                FOR                AGAINST                  ABSTAIN

                [ ]                  [ ]                      [ ]

         These instructions when properly executed and received timely by the Trustee will be followed by the Trustee in voting the shares of Common and/or Series B ESOP Convertible Preferred Stock held by it and credited to the account of the undersigned participant. If you return this card properly signed but do not otherwise specify your choices, shares will be voted FOR the election of directors, FOR re-approval of the Executive Incentive Compensation Plan, and FOR approval of the amendments to the Stock Compensation Plan and re-approval of certain material terms of the Plan. If you do not return this card timely, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.


Signature of Participant:


________________________________


Dated: _____________________, 1999


IMPORTANT:  Please sign and date
these instructions exactly
as your name appears hereon.


PLEASE SIGN, DATE AND RETURN THESE
INSTRUCTIONS PROMPTLY IN THE
ENCLOSED ENVELOPE. NO POSTAGE
REQUIRED IF MAILED IN THE
UNITED STATES.

                                     [FRONT]

                             VOTING INSTRUCTION CARD

                                 VF CORPORATION

           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF VF CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO:      UMB Bank, N.A.,
         Trustee for the VF Corporation Tax-Advantaged Savings Plan for Hourly Employees (the "Plan")

                  The undersigned hereby instructs the Trustee to vote, in person or by proxy, the Common Stock held by it and credited to my account under the Plan at the 1999 Annual Meeting of Shareholders of VF Corporation to be held on April 20, 1999, and at any adjournments thereof.

ELECTION OF DIRECTORS

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

Nominees:

         For a 3-year term: Ursula F. Fairbairn, Barbara S. Feigin and Mackey J. McDonald

         VOTE FOR all nominees listed                VOTE WITHHELD from all
         above, except vote withheld                 nominees.
         from individual nominees as
         follows (if any):

                            ------------------------
                            ------------------------

PROPOSAL 1 - RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR RE-APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN.

               FOR                AGAINST                  ABSTAIN

               [ ]                  [ ]                      [ ]



                    (Continued and to be signed on reverse)

                         (Continued from the other side)


PROPOSAL 2 - AMENDMENTS TO THE 1996 STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK COMPENSATION PLAN AND RE-APPROVAL OF CERTAIN MATERIAL TERMS OF THE PLAN.



                  FOR                AGAINST                  ABSTAIN

                  [ ]                  [ ]                      [ ]



         These instructions when properly executed and received timely by the Trustee will be followed by the Trustee in voting the shares of Common Stock held by it and credited to the account of the undersigned participant. If you return this card properly signed but do not otherwise specify your choices, shares will be voted FOR the election of directors, FOR re-approval of the Executive Incentive Compensation Plan, and FOR approval of the amendments to the Stock Compensation Plan and re-approval of certain material terms of the Plan. If you do not return this card timely, your shares will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.


Signature of Participant:


________________________________


Dated: _____________________, 1999


IMPORTANT:  Please sign and date
these instructions exactly
as your name appears hereon.


PLEASE SIGN, DATE AND RETURN THESE
INSTRUCTIONS PROMPTLY IN THE
ENCLOSED ENVELOPE. NO POSTAGE
REQUIRED IF MAILED IN THE
UNITED STATES.

March 17, 1999


To All Participants in the Tax-Advantaged Savings Plan for Salaried Employees:

         The Annual Meeting of Shareholders of VF Corporation will be held in Greensboro, North Carolina, on April 20, 1999. As a participant in the VF Tax-Advantaged Savings Plan for Salaried Employees (the "Plan"), you have a right to vote, through the Plan's Trustee, all shares standing to your credit in the Trust on March 2, 1999, the record date for voting at this year's Annual Meeting of Shareholders.

         Enclosed with this letter is the 1998 Annual Report of VF Corporation; the Proxy Statement, which describes the matters to be voted upon at the Annual Meeting; a Voting Instruction Card, which will permit you to vote the shares allocated to your account in the Plan; and a stamped, pre-addressed return envelope. You may exercise your right to vote by specifying your choices on the enclosed Voting Instruction Card and by signing and forwarding the Card to the Trustee in the enclosed envelope. The return envelope needs no postage if mailed in the United States. Your vote will be tabulated by UMB Bank, N.A., Trustee for the Plan, and voted by the Trustee, thereby preserving the confidentiality of your vote.

         Any shares of VF Corporation stock held by you as a shareholder apart from the Tax-Advantaged Savings Plan should be voted by execution of a proxy.

         If your Voting Instruction Card is not returned timely to the Trustee, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

                       By Order of the Board of Directors



                               Candace S. Cummings
                         Vice President-Administration,
                          General Counsel and Secretary


                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
               RETURN YOUR INSTRUCTIONS IN THE ENCLOSED ENVELOPE.

March 17, 1999


To All Participants in the Tax-Advantaged Savings Plan for Hourly Employees:

         The Annual Meeting of Shareholders of VF Corporation will be held in Greensboro, North Carolina, on April 20, 1999. As a participant in the VF Tax-Advantaged Savings Plan for Hourly Employees (the "Plan"), you have a right to vote, through the Plan's Trustee, all shares standing to your credit in the Trust on March 2, 1999, the record date for voting at this year's Annual Meeting of Shareholders.

         Enclosed with this letter is the 1998 Annual Report of VF Corporation; the Proxy Statement, which describes the matters to be voted upon at the Annual Meeting; a Voting Instruction Card, which will permit you to vote the shares allocated to your account in the Plan; and a stamped, pre-addressed return envelope. You may exercise your right to vote by specifying your choices on the enclosed Voting Instruction Card and by signing and forwarding the Card to the Trustee in the enclosed envelope. The return envelope needs no postage if mailed in the United States. Your vote will be tabulated by UMB Bank, N.A., Trustee for the Plan, and voted by the Trustee, thereby preserving the confidentiality of your vote.

         Any shares of VF Corporation stock held by you as a shareholder apart from the Tax-Advantaged Savings Plan should be voted by execution of a proxy.

         If your Voting Instruction Card is not returned timely to the Trustee, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares with respect to which such instructions are received from other participants in the Plan.

                       By Order of the Board of Directors



                               Candace S. Cummings
                         Vice President-Administration,
                          General Counsel and Secretary


                             YOUR VOTE IS IMPORTANT
                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
               RETURN YOUR INSTRUCTIONS IN THE ENCLOSED ENVELOPE.